UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DTS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DTS, Inc.
5171 Clareton Drive
Agoura Hills, California 91301

Notice of Annual Meeting of Stockholders
To Be Held May 17, 2007

To Our Stockholders:

The annual meeting of stockholders of DTS, Inc., a Delaware corporation, will be held on May 17, 2007 at 10:00 a.m., local time, at the Renaissance Agoura Hills Hotel, located at 30100 Agoura Road, Agoura Hills, California 91301, for the following purposes:

1.                To elect two members of the Board of Directors, whose terms are described in the proxy statement;

2.                To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants for the 2007 fiscal year;

3.                To approve the 2003 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and

4.                To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Holders of record of DTS, Inc. Common Stock at the close of business on April 2, 2007, are entitled to vote at the meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of DTS, Inc.’s annual report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card in the enclosed, postage-prepaid envelope. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

Blake A. Welcher, Executive Vice President, Legal, General Counsel, and Corporate Secretary
Agoura Hills, California
April 10, 2007

DTS, Inc.
5171 Clareton Drive
Agoura Hills, California 91301

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007

This proxy statement is furnished on behalf of the Board of Directors of DTS, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on May 17, 2007 at 10:00 a.m., local time, and at any postponement or adjournment thereof. The annual meeting will be held at the Renaissance Agoura Hills Hotel, located at 30100 Agoura Road, Agoura Hills, California 91301.

These proxy solicitation materials were first mailed on or about April 10, 2007 to all stockholders entitled to vote at the annual meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will vote on (1) the election of two Class I directors; (2) the ratification of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for the 2007 fiscal year; (3)  the approval of the 2003 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code; and (4) any other business that may properly come before the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 2, 2007, are entitled to vote at the annual meeting or any postponement or adjournment of the meeting.

What are the Board of Directors’ recommendations on the proposals?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR each of the nominees for director; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company; and FOR the approval of the 2003 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, according to their own best judgment. At the date this proxy statement went to press, we did not know of any other matters that are to be presented at the annual meeting.

How do I vote my shares at the Annual Meeting?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the annual meeting, then you may deliver your completed proxy card in person or you may vote in person at the annual meeting.

If your shares are held in “street name” by your broker or bank, you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank may vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

Yes, you may revoke or change your proxy at any time before the annual meeting by filing with Blake Welcher, our Executive Vice President, Legal and General Counsel and Corporate Secretary, at 5171 Clareton Drive, Agoura Hills, California, 91301, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

Who will count the votes?

Computershare Trust Company, N.A. will count the votes and act as the inspector of election.

What does it mean if I get more than one proxy card?

If your shares are registered differently or are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Trust Company, N.A. (877) 282-1168, or, if your shares are held in street name, by contacting the broker or bank that holds your shares.

How many shares can vote?

As of the record date, April 2, 2007, 18,175,301 shares of our Common Stock were issued and outstanding. Every stockholder is entitled to one vote for each share of Common Stock held.

What is a quorum?

The presence at the meeting in person or by proxy of holders of a majority of the shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Proxies marked as abstaining on any matter to be acted upon by stockholders and “broker non-votes” will be treated as present for purposes of determining a quorum. A broker non-vote may occur if you fail to provide voting instructions for shares you hold in street name. Under those circumstances, your broker may be authorized to vote for you on some routine items but is prohibited from voting on other items. Those items for which your broker does not vote result in broker non-votes.

What is required to approve each proposal?

The nominees for director who receive a plurality of the affirmative votes cast will become Class I directors.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the 2003 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be counted as shares present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

What happens if I abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal shares represented by these proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a “no” vote.

How will DTS solicit proxies?

We have retained Computershare Trust Company, N.A. and The Altman Group, Inc. to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders will be borne by us. We have retained the Altman Group, Inc. as our proxy solicitor to assist in soliciting proxies and we will bear these costs, which we expect will be approximately $5,000. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers, and employees without additional compensation being paid to these persons.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors with staggered three-year terms, with each class consisting, as nearly possible, of one-third of the total number of directors. The Board currently consists of seven persons. The class whose term of office expires and that is up for election at the Annual Meeting, the Class I Directors, currently consists of two directors: Messrs. Daniel E. Slusser and Joseph A. Fischer. A director elected to this class will serve for a term of three years, expiring at the 2010 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier death, resignation or removal.

Two Class I Directors will be elected at the annual meeting. The nominating/corporate governance committee of the Board has nominated Messrs. Daniel E. Slusser and Joseph A. Fischer for election to fill these positions. You can find information about Messrs. Slusser and Fischer below.

The persons named in the proxy card will vote such proxy for the election of Messrs. Slusser and Fischer unless you indicate that your vote should be withheld. You cannot vote for a greater number of directors than two. If elected, Messrs. Slusser and Fischer will continue in office until our 2010 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective death, resignation or retirement. Messrs. Slusser and Fischer have each indicated to the Company that they will serve if elected. We do not anticipate that Messrs. Slusser or Fischer will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors recommends a vote FOR the election of Messrs. Slusser and Fischer as directors.

NOMINEES FOR TERM EXPIRING AT THE

ANNUAL MEETING OF STOCKHOLDERS IN 2010

Daniel E. Slusser, 68, has served as the Chairman of our Board of Directors since October 2001, and served as our Chief Executive Officer and Vice Chairman of our Board of Directors from April 1997 to September 2001. Prior to joining us, from 1974 to April 1997, Mr. Slusser served as Senior Vice President and General Manager at Universal Studios, Inc., an entertainment company. He has also served as a Corporate Vice President of MCA, Inc., an entertainment company, and held various positions at 20th Century Fox Film Corporation, an entertainment company. Mr. Slusser is the past chairman of the

Permanent Charities Committee, and has been involved in many industry organizations, including the Academy of Motion Picture Arts and Sciences, the Academy of Television Arts and Sciences and has served as a fellow of the Society of Motion Picture and Television Engineers (SMPTE). Mr. Slusser is a past two-term President of the Los Angeles Film Development Committee, a two-term Chairman of the L.A. County Filming Advisory Board and past Vice Chairman of the California State Film Commission. Mr. Slusser is the recipient of the 1986 Presidential Proclamation Award from SMPTE and was named 1986 Man of the Year by the Israel Histadrut organization. Mr. Slusser is an officer and a member of the board of trustees of the Motion Picture & Television Fund.

Joseph A. Fischer, 75, has served as a member of our Board of Directors since July 2003 and is Chairman of our Audit Committee. Retired since 1996, Mr. Fischer was a senior financial and operating executive in the entertainment industry for almost 30 years. From 1987 until his retirement, Mr. Fischer served as Executive Vice President of the motion picture group at MCA, Inc. Prior to that, he was Chairman and CEO of Four Star International, a producer and distributor of television programs, and was President of MGM/UA Entertainment, where he was also a member of the Board of Directors and Executive Committee. During the course of his career, he has also held executive positions at Columbia Pictures Industries and Price Waterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Fischer is Chairman of the board of trustees of the Motion Picture & Television Fund.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE

ANNUAL MEETING OF STOCKHOLDERS IN 2008

Joerg D. Agin, 64, has served as a member of our Board of Directors since July 2003 and is Chairman of our Nominating/Corporate Governance Committee. Since September 2001, he has been the President of Agin Consulting, a consulting business engaged for specific project work associated with hybrid and digital motion imaging systems. Mr. Agin retired in September 2001 from the Eastman Kodak Company, a manufacturer and marketer of imaging products, after more than 30 years with the company. He first joined Kodak in 1967 as an electrical engineer, but, most recently, from 1995 through August 2001, he served as Senior Vice President and President of the company’s Entertainment Imaging division. Mr. Agin also worked at MCA/Universal Studios, a motion picture studio, as Senior Vice President, New Technology and Business Development from 1992 through 1995. Mr. Agin is a Fellow of the Society of Motion Pictures & Television Engineers and the recipient of the Technicolor Herbert T. Kalmus Gold Medal Award for outstanding achievement in color motion pictures. Mr. Agin attended MIT Sloan School of Management for Senior Executives, holds a B.S. in Electrical Engineering from the University of Delaware, and an M.B.A. from Pepperdine University.

C. Ann Busby, 53, has been an executive and lawyer in the entertainment industry for more than twenty five years. Most recently, Ms. Busby served as General Counsel of THX Ltd., an entertainment technology and services company, from March 2003 through February 2005. From November 1996 to March 2003, Ms. Busby worked as an independent practitioner and consultant, providing legal and non-legal consulting services to entertainment clients. Ms. Busby served as Senior Vice President of the Motion Picture Group at MCA, Inc., from June 1993 through November 1996; from August 1989 to June 1993 she served as Vice President of the Motion Picture Group at MCA, Inc.; from 1986 through 1989 she was President of the International Division and Executive Vice President of Business Affairs for De Laurentiis Entertainment Group, a motion picture production company; and from 1980 through 1986 she practiced entertainment law as an associate and partner of Pollock, Bloom and Dekom. Ms. Busby has a B.A. in political science, Cum Laude, from Occidental College and a J.D. from Hastings College of the Law.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE

ANNUAL MEETING OF STOCKHOLDERS IN 2009

Jon E. Kirchner, 39, has served as our President and Chief Executive Officer since September 2001, and as a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of capacities. From April 2000 to September 2001, he was our President and Chief Operating Officer. From September 1998 to April 2000, he served as our Executive Vice President of Operations, and from March 1996 to September 1998, he was our Vice President of Finance and Business Development. Mr. Kirchner has also served as our Director of International Operations and Controller. Prior to joining us, Mr. Kirchner worked for the Dispute Analysis and Corporate Recovery and Audit Groups of Price Waterhouse LLP (now PricewaterhouseCoopers, LLP), an international accounting firm. During his tenure at Price Waterhouse LLP, he advised clients on financial and operational restructuring, business turnaround, market positioning, and valuation issues. Mr. Kirchner has experience in a variety of industries including entertainment, high technology, manufacturing, distribution, and transportation. He is a Certified Public Accountant and received a B.A. in Economics, Cum Laude, from Claremont McKenna College.

James B. McElwee, 55, has served as a member of our Board of Directors since October 1997 and is Chairman of our Compensation Committee. Since 1992, he has been a general partner of Weston Presidio Capital, a private equity firm and has been active in the private equity industry, investing in a broad range of growth companies, since 1979. Prior to Weston Presidio, Mr. McElwee served as Senior Vice President of the Security Pacific Venture Capital Group, a private equity firm, and was the founding Managing Director of its Menlo Park, California office. Previously, he served as Senior Consultant with Accenture, an international consulting firm, where he advised a variety of clients in the healthcare, retailing, and technology industries. Mr. McElwee has a B.A. from Claremont McKenna College where he serves on the Board of Trustees and an M.B.A. from the Wharton Graduate School of Business where he currently serves as a member of the Wharton Entrepreneurial Advisory Board.

Ronald N. Stone, 63, has served as a member of our Board of Directors since April 2004. Mr. Stone is currently President of Stone Consulting, Inc., a firm providing consulting services to the consumer electronics industry. Until April 2005, Mr. Stone served as an advisor to Pioneer Electronics (USA) Inc., a global consumer electronics company, a role he held after he retired from Pioneer in May 2003. At the time of his retirement, Mr. Stone served as president of Pioneer’s Customer Support Division, a position he had held since March 2000. The Customer Support Division is responsible for product services, accessories, and after-sales operations for several Pioneer entities. Prior to his position as president of the Customer Support Division, Mr. Stone served as executive vice president and Chief Financial Officer of Pioneer Electronics (USA) Inc. since 1985. Mr. Stone also served on the board of directors of Pioneer and several of its North American subsidiaries. Mr. Stone began his career with Pioneer Electronics in 1975. Formerly chairman of the board of directors, Mr. Stone served on the executive board of the Consumer Electronics Association (CEA), owner of the International Consumer Electronics Show® for more than 15 years. He also serves on the UCLA Medical Center board of advisors and on its Information Technology and Finance committees. Mr. Stone received his bachelor’s degree in accounting from the University of Southern California. He is a Certified Public Accountant.

GOVERNANCE OF THE COMPANY

Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have seven members of the Board—Ms. Busby and Messrs. Agin, Fischer, Kirchner, McElwee, Slusser and Stone.

The Board has three standing committees:

•                    The Audit Committee, the current members of which are Joerg Agin, Joseph Fischer and Ronald Stone;

•                    The Compensation Committee, the current members of which are Ann Busby, James McElwee and Ronald Stone; and

•                    The Nominating/Corporate Governance Committee, the current members of which are Joerg Agin, Ann Busby and Joseph Fischer.

Ms. Busby and Messrs. Agin, Fischer, McElwee and Stone are not, and have never been, employees of our company or any of our subsidiaries and the Board has determined that each of these directors is independent according to the requirements regarding director independence set forth under applicable rules of the National Association of Securities Dealers, Inc. (each, an “Independent Director”).

The Board has adopted a charter for each of the three standing committees. The Board has also adopted a code of ethics and a code of conduct that each applies to all of our employees, officers and directors. You can find links to these materials on our website at www.dts.com under “Investor Relations.” The information on our website is not incorporated by reference in this Proxy Statement.

During 2006, the Board held ten meetings and the three standing committees held a total of eighteen meetings. Each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (ii) the total number of meetings of all committees of the Board on which he or she served during the period that he or she served. Although the Company has no formal policy regarding director attendance at annual meetings, it does expect all members of the Board to attend the 2007 Annual Meeting. All nominees for director and continuing members of our Board attended the 2006 Annual Meeting.

Audit Committee

The audit committee consists of Independent Directors. The audit committee is a standing committee of, and operates under a written charter adopted by, our Board of Directors. The audit committee reviews and monitors our financial statements and accounting practices, appoints, determines funding for, and oversees our independent registered public accountants, reviews the results and scope of the audit and other services provided by our independent registered public accountants, and reviews and evaluates our audit and control functions. Mr. Fischer chairs the Audit Committee. The audit committee met nine times during 2006.

Audit Committee Financial Expert.   The Board has determined that Messrs. Fischer and Stone are each an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K and that all Audit Committee members are “independent” under applicable NASD rules.

Compensation Committee

The compensation committee consists of Independent Directors. The compensation committee makes decisions and recommendations regarding salaries, benefits, and incentive compensation for our directors and executive officers and administers our incentive compensation and benefit plans, including our 2003 Equity Incentive Plan and our 2005 Performance Incentive Plan. Mr. McElwee chairs the compensation committee. The compensation committee met five times during 2006.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee consists of Independent Directors. Mr. Agin chairs the nominating/corporate governance committee. The nominating/corporate governance committee met four times during 2006. The nominating/corporate governance committee assists the Board of Directors in fulfilling its responsibilities by:

•                    identifying and approving individuals qualified to serve as members of our Board of Directors;

•                    selecting director nominees for our annual meetings of stockholders;

•                    overseeing and administering the Board’s evaluation of its performance; and

•                    developing and recommending to our Board corporate governance guidelines and oversight with respect to corporate governance and ethical conduct.

The Board believes that directors should possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to Company business. When considering candidates for director, the nominating/corporate governance committee takes into account a number of factors, including the following:

•                    independence from management;

•                    age, gender and ethnic background;

•                    whether the candidate has relevant business experience;

•                    judgment, skill, integrity and reputation;

•                    existing commitments to other businesses;

•                    potential conflicts of interest with other pursuits;

•                    legal considerations such as antitrust issues;

•                    corporate governance background;

•                    financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership;

•                    executive compensation background, to enable the committee to determine whether the candidate would be suitable for compensation committee membership; and

•                    the size and composition of the existing Board.

Before nominating a sitting director for re-election at an annual meeting, the committee will consider:

•                    the director’s performance on the Board; and

•                    whether the director’s re-election would be consistent with the Company’s governance guidelines.

The nominating/corporate governance committee will also consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company’s corporate Secretary and include the following information:

•                    a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•                    the name of and contact information for the candidate;

•                    a statement of the candidate’s business and educational experience;

•                    information regarding each of the director evaluation criteria established from time to time by the nominating/corporate governance committee and disclosed in the Company’s annual proxy statements sufficient to enable the committee to evaluate the candidate;

•                    a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•                    detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•                    a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Other Committees

Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Stockholder Communications with Directors and Management

Any stockholder who desires to contact any member of our Board of Directors or management can write to:

DTS, Inc.
Attn: Stockholder Relations
5171 Clareton Drive
Agoura Hills, CA 91301

Your letter should indicate that you are a DTS stockholder. Depending on the subject matter, our stockholder relations personnel will:

•                    forward the communication to the director or directors to whom it is addressed;

•                    forward the communication to the appropriate management personnel;

•                    attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•                    not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation of Directors

We currently pay each of our non-employee directors an annual retainer of $30,000. In addition, we pay each of our non-employee directors the following annual retainers for their service as a member, or chair, as applicable, of Board Committees:

Annual Retainers for Committee Members:
Audit Committee	$7,000
Compensation Committee	$5,000
Nominating/Corporate Governance Committee	$4,000
Annual Retainers for Committee Chairs:
Audit Committee	$20,000
Compensation Committee	$12,000
Nominating/Corporate Governance Committee	$8,000

All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. We also promptly reimburse all non-employee directors for reasonable expenses incurred to attend meetings of our Board of Directors or its committees.

In addition, our 2003 Equity Incentive Plan, as amended in May 2005 (the “2003 Plan”), provides for automatic grants of stock options and restricted stock to our non-employee directors in order to provide them with additional incentives and, thereby promote the success of our business. The 2003 Plan provides for an initial, automatic grant to each newly elected or appointed non-employee director of an option to purchase 15,000 shares of our common stock and a restricted stock award of 7,500 shares of our common stock. The 2003 Plan also provides for an annual grant of an option to purchase 5,000 shares of our common stock and a restricted stock award of 2,500 shares of our common stock to each non-employee director on the date of each annual meeting of the stockholders. However, a non-employee director who receives an initial stock option grant and restricted stock award on, or within a period of six months prior to, the date of an annual meeting of stockholders will not receive an annual stock option grant and restricted stock award with respect to that annual stockholders’ meeting. Each initial and annual option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. In November 2006, the Administrator under the 2003 Plan modified the vesting term of the initial restricted stock awards to newly elected or appointed non-employee directors such that they will vest in three equal installments on each anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, our Company. The initial stock options granted to newly elected or appointed non-employee directors will vest and become exercisable in thirty-six equal installments on each monthly anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, our Company. In November 2006, the Administrator under the 2003 Plan modified the vesting term of the annual restricted stock awards of 2,500 shares of our common stock such that they will vest in full on the anniversary of the date of the grant as long as the non-employee director remains a director of, or a consultant to, our Company on such anniversary. The annual stock option grants will vest and become exercisable in 12 equal installments on each monthly anniversary of the date of the grant for so long as the non-employee director continuously remains a director of, or a consultant to, our Company. All automatic non-employee director options granted under the 2003 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director’s termination of service, except in the case of death in which event the director’s estate shall have one year from the date of death to exercise the option. However, in no event shall any option granted to a director be exercisable later than the expiration of the option’s term. In the event of our merger with another corporation or another change of control, all outstanding options and restricted stock awards held by non-employee directors will vest in full.

The following table shows compensation information for our non-employee directors for Fiscal 2006.

2006 DIRECTOR COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Fischer	$54,000	$30,023	$62,220	—	—	—	$146,243
Joerg D. Agin	$45,000	$30,023	$62,220	—	—	—	$137,243
C. Ann Busby	$39,000	$30,023	$75,796	—	—	—	$144,819
James B. McElwee	$42,000	$30,023	$62,220	—	—	—	$134,243
Ronald N. Stone	$42,000	$30,023	$62,220	—	—	—	$134,243

(1)          Daniel E. Slusser, our Chairman of the Board, and Jon E. Kirchner, our President and Chief Executive Officer, are not included in this table as they are employees of the Company and receive no additional compensation for their service as directors. The compensation received by Messrs. Slusser and Kirchner is shown in the Summary Compensation Table on page 31.

(2)          The Company pays each of its non-employee directors cash amounts as described above.

(3)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS No. 123(R), “Share-Based Payment” (“FAS 123(R)”). For a discussion of our valuation assumptions, see Footnote 16, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007. Pursuant to the 2003 Plan, each non-employee director automatically received a restricted stock award of 2,500 shares of our common stock on May 18, 2006, the date of our annual meeting of stockholders. Pursuant to FAS 123(R), the grant date fair value of each award is $19.31 per share, which was the closing price of our common stock on May 18, 2006, the date of grant. As of December 31, 2006, our non-employee directors did not hold any other stock awards.

(4)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2006. Compensation expense is calculated based on the grant date fair value of the stock options, which is based on the Black-Scholes option valuation method using the assumptions described in Footnote 16, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007. Pursuant to the 2003 Plan, each non-employee director automatically received an option to purchase 5,000 shares of our common stock on May 18, 2006, the date of our annual meeting of stockholders. Pursuant to FAS 123(R), the grant date fair value of each option automatically granted on May 18, 2006 using the Black-Scholes method is $11.28 per share. As of December 31, 2006, each of our non-employee directors had options to purchase the following number of shares of our common stock: Joseph A. Fischer: 26,250; Joerg D. Agin: 26,250; C. Ann Busby: 35,000; James B. McElwee: 26,250; Ronald N. Stone: 17,500.

ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee appointed PricewaterhouseCoopers LLP as independent registered public accountants for the Company and its subsidiaries during the year ended December 31, 2006, and has appointed such firm to serve in the same capacity for the 2007 fiscal year, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for fiscal years 2005 and 2006, and fees billed for other services rendered by PricewaterhouseCoopers LLP for fiscal years 2005 and 2006.

	Fiscal Year 2005	Fiscal Year 2006
(1)Audit Fees	$763,100	$787,025
(2)Audit-Related Fees	40,200	161,200
(3)Tax-Related Fees	69,786	146,392
(4)All Other Fees	—	231,700
	$873,086	$1,326,317

(1)          Audit fees for fiscal 2005 and 2006 include the audit of our financial statements for such years, review of the financial statements included in Forms 10-Q filed during 2005 and 2006, respectively, audit of the Company’s controls and 404 attestation, and audits related to the Company’s acquisitions.

(2)          Audit-related fees include consultation services related to technical accounting issues.

(3)          Tax-related fees include services related to tax compliance (including U.S. federal and state returns), tax consulting, tax planning and assistance with transfer pricing.

(4)          All other fees includes fees related to the audit of DTS Digital Cinema for its planned sale and sale related services.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our Audit Committee has adopted a Pre-Approval Policy whereby all engagements of our independent registered public accountants must be pre-approved by the Audit Committee. The committee has delegated to the Chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the Chairman approves any such engagements, he reports that approval to the full committee at the next committee meeting.

The Board of Directors recommends that the stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as independent registered public accountants of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accountants, and evaluates policies and procedures relating to internal control systems. We operate under a written Audit Committee Charter that has been adopted by the Board of Directors, a copy of which is available on the Company’s website at www.dts.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee serves a board-level oversight role in which we provide advice, counsel and direction to management and the independent registered public accountants on the basis of the information we receive, discussions with management and the independent registered public accountants, and our experience in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In fulfilling our oversight responsibilities, the Audit Committee has reviewed DTS’ audited financial statements as of and for the fiscal year ended December 31, 2006, and met with both management and PricewaterhouseCoopers LLP, DTS’ independent registered public accountants, to discuss those financial statements. This review included a discussion on the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

We discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by the Auditing Standards’ Board of the American Institute of Certified Public Accountants. We have also received from and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We have also discussed with Pricewaterhouse Coopers LLP the auditors’ independence from DTS and its management.

Based on the review and discussions referred to above in this report, we recommended to the Board of Directors that the audited financial statements be included in DTS’ Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

In addition to the matters specified above, we discussed with the Company’s independent registered public accountants the overall scope, plans and estimated costs of their audit. We met with the independent registered public accountants periodically, with and without management present, to discuss the results of the independent auditors’ examinations, the overall quality of the Company’s financial reporting and the independent registered public accountants reviews of the quarterly financial statements, and drafts of the quarterly and annual reports. The Audit Committee conducted nine meetings with management and the independent registered public accountants in 2006.

AUDIT COMMITTEE

JOSEPH A. FISCHER, CHAIR
JOERG D. AGIN
RONALD N. STONE

ITEM 3—APPROVAL OF DTS, INC. 2003 EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

DTS, Inc. 2003 Equity Incentive Plan

Our Board of Directors adopted the 2003 Equity Incentive Plan in April 2003 and our stockholders approved the 2003 Equity Incentive Plan soon thereafter. In May 2005, our Board of Directors approved amendments to the automatic grant provisions contained in such plan with respect to the non-employee directors (as amended, the “2003 Plan”). We are asking stockholders to approve or reapprove certain provisions of the 2003 Plan so that taxable compensation income recognized by participants thereunder is  more likely to be deductible by the Company for federal income tax purposes. Under Section 162(m) of the Internal Revenue Code (“Code”), the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our next four most highly compensated executive officers (collectively, “Covered Persons”) may be limited to the extent that it exceeds $1,000,000 in any one year. We can deduct compensation paid to Covered Persons in excess of that amount if the compensation qualifies as “performance-based compensation” under Section 162(m) of the Code.

For compensation income recognized by a Covered Person in connection with the exercise of options or Stock Appreciation Rights (“SARs”) to be fully deductible by us under Section 162(m) of the Code, the number of shares issuable in any given year to a Covered Person must be limited. Accordingly, the 2003 Plan provides that no individual may receive an annual grant of options or SARs that would exceed 1,500,000 (2,000,000 in the case of newly hired employees) shares of our common stock (the “Annual Limit”). However, the transition rules of Code Section 162(m) applicable when we conducted our initial public offering provide that any such limits must be approved by our stockholders at the expiration of the transition period. This transition period will expire at the conclusion of our 2007 Annual Meeting.

Stockholder approval is specifically requested to re-approve the Annual Limit.

A summary of the principal provisions of the 2003 Plan may be found below. We have also attached the 2003 Plan as Appendix A to the electronic version of this Proxy Statement as filed with the Securities and Exchange Commission. The following description of the 2003 Plan is qualified in its entirety by reference to that Appendix.

If our stockholders do not approve the above provisions, Covered Persons shall not be entitled to receive grants of options or SARs under the 2003 Plan.

Summary of the 2003 Equity Incentive Plan

General

In April 2003, our board of directors (the “Board”) and our stockholders approved the 2003 Plan, which became effective upon the effectiveness of our initial public offering. The Board and our stockholders previously adopted our 1997 and 2002 Stock Option Plans (the “Prior Plans”).

The purpose of the 2003 Plan is to enhance the long-term stockholder value by offering opportunities to eligible individuals to participate in the growth in value of the equity of our company. Stock options, stock appreciation rights, stock awards and cash awards may be granted under the 2003 Plan (each an “Award”). Options granted under the 2003 Plan may be either “incentive stock options”, as defined under Section 422 of the Code, or non-statutory stock options.

Share Reserve.   As of January 1, 2007, a total of 4,381,604 shares of our common stock were reserved for issuance under the 2003 Plan, subject to adjustment as provided in the 2003 Plan. As of January 1, 2007, options to purchase a total of 2,287,827 shares of common stock, with a weighted average price of $14.90 per share, were outstanding under the 2003 Plan; a total of 1,412,750 shares of common stock have been issued pursuant to the 2003 Plan upon the grant of restricted stock awards or upon the exercise of stock options; and a total of 681,027 shares remained available for grant.

In addition, any shares that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full, and are forfeited or repurchased under the Prior Plans, will be available for grant under the 2003 Plan.

Automatic Annual Increase of Share Reserve.   The 2003 Plan provides that the share reserve will be cumulatively increased on January 1 of each year, by a number of shares that is equal to the least of (x) 4% of the number of our company’s shares issued and outstanding prior to the end of the fiscal year; (y) 1,500,000 shares; and (z) a number of shares set by the Board.

The 2003 Plan is administered by the Compensation Committee of the Board. The Compensation Committee or other delegate approved by the Compensation Committee is referred to as the “Administrator”.

Eligibility.   Non-statutory stock options, SARs, stock awards and cash awards may be granted under the 2003 Plan to employees, directors and consultants of ours, our affiliates and subsidiaries. Incentive stock options may be granted only to employees of ours or our subsidiaries. The Administrator, in its discretion, approves options, stock appreciation rights, stock awards and cash awards to be granted under the 2003 Plan.

Termination of Awards.   Generally, if an awardee’s service to us as an employee, consultant or director terminates other than by reason of death, disability, retirement or for “cause,” vested options and SARs will remain exercisable for a period of three months following the Awardee’s termination. Unless otherwise provided for by the Administrator in the Award agreement, if an awardee dies or becomes totally and permanently disabled while an employee or consultant or director, the awardee’s vested options and SARs will be exercisable for one year following the awardee’s death or disability, or if earlier, the expiration of the term of such Award. In the Administrator’s discretion, in the event that an awardee is terminated for “cause” all Awards to such awardee will automatically terminate and cease to be exercisable at the time of termination and the Administrator may rescind any and all exercises of Awards that occurred after the first event that constituted “cause.”

Nontransferability of Awards.   Unless otherwise determined by the Administrator, Awards granted under the 2003 Plan are not transferable other than by will, a domestic relations order, or the laws of descent and distribution and may be exercised during the awardee’s lifetime only by the awardee.

Stock Options

Exercise Price.   The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant of such option. The exercise price of a non-statutory stock option may not be less than 85% of the fair market value of our common stock on the date of grant of such option. Certain replacement options with lower exercise prices may be granted to the employees of ours or entities that we acquire to replace that employee’s existing options. The fair market value of our common stock on any given day is the closing sales price on such day as quoted on the NASDAQ Global Select Market.

Exercise of Option; Form of Consideration.   The Administrator determines when options become exercisable. The means of payment for shares issued on exercise of an option are specified in each Award agreement and the 2003 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), or broker assisted same day sales.

Term of Option.   The term of an option may be no more than ten years from the date of grant. No option may be exercised after the expiration of its term.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights alone, in addition to, or in tandem with any other Awards under the 2003 Plan. A stock appreciation right entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Administrator. The excess amount will be payable in ordinary shares, in cash or in a combination thereof, as determined by the Administrator. The terms and conditions of a stock appreciation right will be contained in an Award agreement. The grant of a stock appreciation right may be made contingent upon the achievement of performance conditions, including net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, customer satisfaction indicators, and guaranteed efficiency measures, each with respect to our company and/or an individual business unit.

Stock Awards

The Administrator may grant stock awards (restricted shares) as payment of a bonus, as payment of any other compensation obligation, upon the occurrence of a special event or as otherwise determined by the Administrator. The terms and conditions of a stock award will be contained in an Award agreement. Vesting and the lapse of restrictions on such stock awards may be conditioned upon the achievement of one or more goals, including those related to net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, customer satisfaction indicators and guaranteed efficiency measures, each with respect to our company and/or an individual business unit, as determined by the Administrator in its discretion. Recipients of restricted shares may have voting rights and may receive dividends on the granted shares prior to the time the restrictions lapse.

Cash Awards

The Administrator may grant cash awards, which entitle the recipient to a cash payment on the satisfaction of performance goals described in the Award. The Administrator determines the terms, conditions and restrictions related to cash awards.

Adjustments on Changes in Capitalization, Merger or Change in Control

Changes in Capitalization.   In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, spin-off or similar change to our capital structure, appropriate adjustments will be made to the number and class of securities subject to the 2003 Plan; the number and class of securities that may be awarded to any individual under the 2003 Plan; and the exercise price and number and class of securities under each outstanding Award. Any such adjustments will be made by the Board in its absolute discretion, and their decision will be final, binding and conclusive.

Merger or Change in Control.   Generally, in the event of (a) a merger or consolidation in which we are not the surviving corporation, (b) a merger in which we are the surviving corporation but after which our stockholders immediately prior to such merger cease to own their shares or other equity interest in us, (c) the sale of substantially all of our assets, or (d) the acquisition, sale, or transfer of more than 50% of our outstanding shares by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted, replaced or substituted. In the event such successor corporation (if any) does not assume or substitute Awards, the vesting with respect to such Awards will accelerate so that the Awards may be exercised before the closing or completion of the Fundamental Transaction but then terminate.

In addition, the Board may also specify that other transactions or events constitute a “change in control” and may provide for the accelerated vesting of shares which are the subject of Awards and take any one or more the actions described for a merger transaction. The Board need not adopt the same rules for each Award under the 2003 Plan or for each holder of such Awards.

If the options, SARs, or stock awards are assumed or substituted under a Fundamental Transaction or a change in control, then vesting or termination of repurchase rights may occur upon the subsequent involuntary termination of the individual’s service within a designated period not to exceed 18 months following the transaction or change of control.

In the event of a proposed dissolution or liquidation of our company, the Board may cause Awards to be fully vested and exercisable (but not after their expiration date) before the dissolution is completed but contingent on its completion.

Non-Discretionary Grants to Outside Directors

The 2003 Plan provides for an initial, automatic grant to each newly elected or appointed non-employee director of an option to purchase 15,000 shares of our common stock and a restricted stock award of 7,500 shares of our common stock. The 2003 Plan also provides for an annual grant of an option to purchase 5,000 shares of our common stock and a restricted stock award of 2,500 shares of our common stock to each non-employee director on the date of each annual meeting of the stockholders. However, a non-employee director who receives an initial stock option grant and restricted stock award on, or within a period of six months prior to, the date of an annual meeting of stockholders will not receive an annual stock option grant and restricted stock award with respect to that annual stockholders’ meeting. Each initial and annual option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. In November 2006, the Administrator under the 2003 Plan modified the vesting term of the initial restricted stock awards to newly elected or appointed non-employee directors such that they will vest in three equal installments on each anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, our Company. The initial stock options granted to newly elected or appointed non-employee directors will vest and become exercisable in thirty-six equal installments on each monthly anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, our Company. In November 2006, the Administrator under the 2003 Plan modified the vesting term of the annual restricted stock awards of 2,500 shares of our common stock such that they will vest in full on the anniversary of the date of the grant as long as the non-employee director remains a director of, or a consultant to, our Company on such anniversary. The annual stock option grants will vest and become exercisable in 12 equal installments on each monthly anniversary of the date of the grant for so long as the non-employee director continuously remains a director of, or a consultant to, our Company. All automatic non-employee director options granted under the 2003 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director’s termination of service, except in the case of death in which event the director’s estate shall have one year from the date of death to exercise the option. However, in no event shall any option granted to a director be exercisable later than the expiration of the option’s term. In the event of our merger with another corporation or another change of control, all outstanding options and restricted stock awards held by non-employee directors will vest in full.

Generally, upon a change in our ownership or control or a merger or sale of all or substantially all of our assets, the vesting of options granted to directors, who are then serving on the Board, will accelerate, and become immediately exercisable.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, we will solicit stockholder approval for any amendment to the 2003 Plan to the extent necessary and desirable to comply with applicable laws. Generally, no such action by the Board or stockholders may alter or impair any Award previously granted under the 2003 Plan without the written consent of the awardee. The 2003 Plan has a term of ten years, but it may be terminated by the Board at any time.

The Board of Directors recommends that the stockholders vote FOR the approval of the 2003 Plan for purposes of Section 162(m) of the Internal Revenue Code.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers and significant employees.

Name	Age	Position(s)
Jon E. Kirchner	39	President and Chief Executive Officer, Director
Melvin L. Flanigan	48	Executive Vice President, Finance and Chief Financial Officer
Blake A. Welcher	45	Executive Vice President, Legal, General Counsel and Corporate Secretary
Richard J. Beaton	47	Senior Vice President, Research and Development
Donald M. Bird, Jr.	54	Senior Vice President, Cinema
Sharon K. Faltemier	51	Senior Vice President, Human Resources
William Neighbors	47	Senior Vice President, DTS Digital Images
W. Paul Smith	43	Senior Vice President, Research and Development
Brian D. Towne	42	Senior Vice President and General Manager Consumer Division
Patrick J. Watson	46	Senior Vice President, Strategy and Business Development

Jon E. Kirchner has served as our President and Chief Executive Officer since September 2001, and as a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of capacities. From April 2000 to September 2001, he was our President and Chief Operating Officer. From September 1998 to April 2000, he served as our Executive Vice President of Operations, and from March 1996 to September 1998, he was our Vice President of Finance and Business Development. Mr. Kirchner has also served as our Director of International Operations and Controller. Prior to joining us, Mr. Kirchner worked for the Dispute Analysis and Corporate Recovery and Audit Groups of Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an international accounting firm. During his tenure at Price Waterhouse LLP, he advised clients on financial and operational restructuring, business turnaround, market positioning, and valuation issues. Mr. Kirchner has experience in a variety of industries including entertainment, high technology, manufacturing, distribution, and transportation. He is a Certified Public Accountant and received a B.A. in Economics, Cum Laude, from Claremont McKenna College.

Melvin L. Flanigan has served as our Executive Vice President, Finance and Chief Financial Officer since September 2003. Prior to that, he served as our Vice President and Chief Financial Officer since joining us in July 1999. From March 1996 to July 1999, he served as Chief Financial Officer and Vice President, Operations at SensArray Corporation, a supplier of thermal measurement products for semiconductor, LCD, and memory-disk fabrication processes. Mr. Flanigan led SensArray’s manufacturing and finance efforts. Prior to joining SensArray, Mr. Flanigan was Corporate Controller for Megatest Corporation, a manufacturer of automatic test equipment for memory chips, where he was involved in international mergers and acquisitions activities. Mr. Flanigan has also previously held positions at Cooperative Solutions, Inc., a software developer in the client server transaction processing market, Hewlett-Packard Company, a provider of information technology infrastructure, personal computing and access devices, global services, and imaging and printing, and Price Waterhouse LLP. He is a Certified Public Accountant and holds an M.B.A. and B.S. in Accounting from Santa Clara University.

Blake A. Welcher has served as our Executive Vice President, Legal, General Counsel and Corporate Secretary since September 2003 and, prior to that, as our Vice President and General Counsel since February 2000. From April 1999 to February 2000, Mr. Welcher served as our General Counsel, Intellectual Property, where he was responsible for the Company’s intellectual property assets and licensing. Prior to joining us, from April 1997 to April 1999, Mr. Welcher served as an intellectual property attorney for Koppel & Jacobs, where he provided intellectual property support and counsel for clients in the electrical, mechanical, and entertainment industries. Previously, he served in the same capacity for the Cabot Corporation, a global specialty chemicals company. Mr. Welcher holds a J.D. and Masters of Intellectual Property from Franklin Pierce Law Center and a B.S. in Aeronautical Engineering from California Polytechnic State University at San Luis Obispo.

Richard J. Beaton has served as our Senior Vice President, Research and Development since November 2005 and, prior to that, served as our Managing Director of DTS Canada from the time that he joined our company in July 2004. Prior to joining our company, Mr. Beaton served as President and Chief Executive Officer of QDesign Corporation, an audio technology company which he founded in 1995 and that we acquired in July 2004. Prior to founding QDesign, Mr. Beaton served as Manager of Technology Development at MPR Teltech, a telecommunications research and development facility located in Canada. Mr. Beaton has more than 20 years experience in advanced media technology development, and has contributed to the development of the ISO MPEG and ITU Digital Audio Broadcast standards since 1989.

Donald M. Bird, Jr. has served as our Senior Vice President, Cinema since November 2004. From November 2003 to November 2004, Mr. Bird served as our Vice President of Marketing, where he was responsible for providing oversight of marketing and branding activities for all areas of our Company. Prior to joining us, from October 2000 to November 2003, Mr. Bird served as Vice President, Sales & Marketing for Avica Technology Corp., a digital cinema technology company, and from August 1988 to October 2000, he served in various roles culminating as Vice President of Corporate Strategy for 360 Systems, a company specializing in digital audio and video products for the broadcast market. Mr. Bird has more than 20 years experience in the development and marketing of sophisticated technical products for the entertainment industry.

Sharon K. Faltemier has served as our Senior Vice President, Human Resources since June 2006. Prior to joining our company, from 2003-2006, Ms. Faltemier served as Vice President, Human Resources at Capstone Turbine Corporation, a producer of low-emission microturbine systems and from 1999-2002 as Vice President, Human Resources for the Litton Guidance and Control Systems division of Northrop Grumann Corporation, a global defense and technology company. Ms. Faltemier holds a B.S. in engineering from the University of California, Berkeley.

William Neighbors has served as our Senior Vice President, DTS Digital Images Division since January 2006. From May 2005 through January 2006, Mr. Neighbors served as Vice President, General Manager of DTS Digital Images where he was responsible for all business activities of our Digital Images division. Prior to joining us in May 2005, Mr. Neighbors served as Chief Executive Officer at Theater 41, Inc., a manufacturer of custom entertainment systems for private jets, from August 1999 to May 2005. Mr. Neighbors has previously worked for DTS, as Executive Vice President, General Manager from 1993 to 1996, and as President and Chief Operating Officer from 1996 to July 1998. Mr. Neighbors holds a B.S. in Business Administration, Finance from California State University at Northridge. Mr. Neighbors is the brother-in-law of Jon Kirchner, our President and Chief Executive Officer.

W. Paul Smith has served as our Senior Vice President, Research and Development since September 2003 and, prior to that, as our Vice President of Research and Development since October 2000. From 1995 through October 2000, Mr. Smith served as our Director of Research and Development. Prior to joining us in 1995, Mr. Smith worked for AlgoRhythmic Technology, Ltd. (ART), a start-up venture formed to develop a range of coding and transmission products for the professional audio industry. Prior to ART, Mr. Smith served as Manager of Research and Development for Audio Processing Technology Ltd., a provider of digital audio compression technology. He holds three U.S. patents and several foreign counterparts in audio coding and has published several papers on the subject. Mr. Smith graduated with a First Class Honours degree in Electronic Engineering from Queen’s University in Belfast, Northern Ireland. Thereafter, he was involved in post-graduate collaborative research with General

Electric Corporation, a diversified technology and services company, on the simulation and analysis of quaternary alloy semiconductors.

Brian D. Towne has served as our Senior Vice President and General Manager Consumer Division since August 2006 and, prior to that, as our Senior Vice President Consumer/Pro Audio since August 2003. From April 2002 to August 2003, he served as Director of Product Management at Kenwood USA Corporation, a manufacturer of mobile electronics, home entertainment, and communications equipment, where he led all home and mobile entertainment product planning and development for the North American market. From August 1995 to April 2002, Mr. Towne held various product planning, development and marketing positions at Kenwood USA. Prior to Kenwood USA, he held various research and development and marketing positions at Pioneer Electronics (USA) Inc., the sales and marketing arm of Pioneer Corporation, a manufacturer of consumer and commercial electronics. Fluent in Japanese, Mr. Towne spent part of his tenure at Pioneer living and working in Japan. He also previously served as an Electronics Specialist in the United States Marine Corps. Mr. Towne holds a B.S. in Engineering Technology, with honors, from California Polytechnic University, Pomona.

Patrick J. Watson has served as our Senior Vice President, Strategy and Business Development since September 2003. From February 2000 to September 2003, Mr. Watson served as our Vice President of Business Development and, from February 1997 to January 2000, as our Director of Technical Sales, where he led the penetration of our technology in the consumer electronics home theater market, as well as the proliferation of our technology in new markets such as cars, personal computers, video games, and broadcast. Prior to joining us, Mr. Watson worked in technical sales for a number of firms focused on audio coding technology including Audio Processing Technology Ltd. and AlgoRhythmic Technology, Ltd. in Northern Ireland. He graduated from Ulster University in Northern Ireland with a degree in engineering and from Queens University in Belfast, Northern Ireland with a Masters in Electronics.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock (the “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We have identified and described the business experience of each of our directors and executive officers who are subject to Section 16(a) of the Exchange Act elsewhere in this proxy statement.

Based solely on our review of the copies of Section 16(a) reports received or written representations from certain Reporting Persons, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2006 have been complied with in a timely manner except as follows. Due to an administrative error, Form 4 reports for the automatic annual grants of options and restricted stock for each of our non-employee directors were filed on June 7, 2006. These reports were due before the end of the second business day following May 18, 2006, which was the date of our 2006 annual meeting of stockholders and the date that these awards were automatically granted. In addition, Andrea Nee filed a Form 4 on March 3, 2006, reporting late a restricted stock award granted to her on February 23, 2006 and filed a Form 4 on April 5, 2007, reporting late a disposition of 1,788 shares used to satisfy a withholding obligation upon vesting of restricted stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 1, 2007 (or such other date as provided below), by:

•       each person, or group of affiliated persons, known by us to own beneficially 5% or more of our Common Stock;

•       each of our directors;

•       each of our named executive officers; and

•       all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares(2)	Percentage Ownership(2)
Five Percent Stockholders
Brown Capital Management, Inc.(3)	1,921,810	10.62%
Baron Capital Group, Inc.(4)	1,650,000	9.12
Burgundy Asset Management Ltd.(5)	1,287,463	7.11
Royce & Associates LLC(6)	1,182,600	6.53
T. Rowe Price Associates, Inc.(7)	938,100	5.18
William Blair & Company, LLC(8)	917,263	5.07
Directors and Executive Officers
Jon E. Kirchner(9)	321,905	1.75
Daniel E. Slusser(10)	145,062	*
Melvin L. Flanigan(11)	100,479	*
Blake A. Welcher(12)	78,013	*
Andrea M. Nee(13)	71,169	*
James B. McElwee (14)	44,100	*
C. Ann Busby(15)	34,166	*
Joseph A. Fischer(16)	28,016	*
Joerg D. Agin(17)	27,916	*
Ronald N. Stone(18)	19,166	*
William Neighbors(19)	15,127	*
All directors and executive officers as a group (16 persons)(20)	1,082,870	5.68%

*                    Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)          Unless otherwise indicated, the address for each individual listed below is: c/o DTS, Inc., 5171 Clareton Drive, Agoura Hills, California 91301.

(2)          Beneficial ownership is based on information furnished by the individuals or entities. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 1, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other individual or entity. Percentage ownership for each stockholder is based on 18,098,036 shares of our Common Stock outstanding as of March 1, 2007, together with the applicable option(s) and warrant(s) for that stockholder or group of stockholders.

(3)          Based upon a Schedule 13G/A filed February 1, 2007, containing information as of December 31, 2006. Brown Capital Management, Inc., beneficially owned 1,921,810 shares, with sole voting power over 896,750 shares and sole dispositive power over 1,921,810 shares. The address for Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland, 21202.

(4)          Based upon a Schedule 13G/A filed February 14, 2007, containing information as of December 31, 2006, the following entities and persons beneficially owned in the aggregate 1,650,000 shares:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Baron Capital Group, Inc.	1,650,000	—	1,650,000	—	1,650,000
BAMCO, Inc.	1,650,000	—	1,650,000	—	1,650,000
Baron Small Cap Fund	1,625,000	—	1,625,000	—	1,625,000
Ronald Baron	1,650,000	—	1,650,000	—	1,650,000

BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates. The address for Baron Capital Group, Inc. is 767 Fifth Avenue, New York, New York, 10153.

       (5) Based upon a Schedule 13G filed February 14, 2007 containing information as of December 31, 2006. Burgundy Asset Management Ltd., beneficially owned 1,287,463 shares, with sole voting power over 1,287,463 shares and sole dispositive power over 1,287,463 shares. The address for Burgundy Asset Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

       (6) Based upon a Schedule 13G filed January 19, 2007 containing information as of December 31, 2006. Royce & Associates, LLC, beneficially owned 1,182,600 shares, with sole voting power over 1,182,600 shares and sole dispositive power over 1,182,600 shares. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York, 10019.

       (7) Based upon a Schedule 13G/A filed February 13, 2007 containing information as of December 31, 2006. T. Rowe Price Associates, Inc. beneficially owned 938,100 shares, with sole voting power over 185,700 shares and sole dispositive power over 938,100 shares. T. Rowe Price Associates, Inc. has stated that it expressly disclaims beneficial ownership of the shares that are the subject of its Schedule 13G filing. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202.

       (8) Based upon a Schedule 13G filed January 17, 2007, containing information as of December 31, 2006. William Blair & Company, LLC, beneficially owned 917,263 shares, with sole voting power over 917,263 shares and sole dispositive power over 917,263 shares. The address for William Blair & Company, LLC is 222 W. Adams Street, Chicago, Illinois, 60606.

       (9) Includes 12,375 shares related to unvested restricted stock awards, a warrant to purchase 7,018 shares of Common Stock that is currently exercisable and 294,111 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(10) Includes 3,000 shares related to unvested restricted stock awards and 138,108 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(11) Includes 3,750 shares related to unvested restricted stock awards and 93,935 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(12) Includes 3,750 shares related to unvested restricted stock awards and 73,545 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(13) Includes 5,000 shares related to unvested restricted stock awards and 60,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007. Ms. Nee’s employment ceased effective as of June 9, 2006.

(14) Includes 2,500 shares related to unvested restricted stock awards and 25,416 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(15) Includes 2,500 shares related to unvested restricted stock awards and 31,666 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(16) Includes 2,500 shares related to unvested restricted stock awards and 25,416 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(17) Includes 2,500 shares related to unvested restricted stock awards and 25,416 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(18) Includes 2,500 shares related to unvested restricted stock awards and 16,666 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(19) Includes 2,625 shares related to unvested restricted stock awards and 12,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

(20) Includes 62,750 shares related to unvested restricted stock awards, a warrant to purchase 7,018 shares of Common Stock that is currently exercisable and 971,319 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2007.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to provide compensation sufficient to attract, motivate and retain talented and dedicated executives in the highly competitive entertainment technology, consumer electronics and intellectual property licensing environment in which we operate while establishing and maintaining an appropriate balance between executive compensation and the creation of stockholder value. The Compensation Committee of our Board of Directors, or the Committee, is responsible for establishing, implementing and periodically reviewing our executive compensation program.

Compensation Philosophy and Process

The following philosophies guide our executive compensation program:

•       Provide competitive executive compensation packages;

•       Align executives’ incentives with creation of stockholder value by making a significant portion of each executive’s total potential compensation performance-based;

•       Tie annual and long-term cash and equity incentives to achievement of measurable company and individual performance objectives;

•       Establish performance objectives linked to our success and stockholder value; and

•       Create a sense of ownership and entrepreneurship among the executive team, which we believe will encourage actions in our stockholders’ best interests.

We believe a combination of competitive base salaries, significant annual performance-based cash incentives tied to achievement of annual operating goals, and long term equity incentives that vest over time helps us to attract top talent, motivate short-term and long-term performance, enhance retention and align management compensation with stockholder return. A significant portion of our executive officers’ potential annual compensation is paid only upon achievement of performance objectives set annually by the Committee as we believe this incentivizes the executives to achieve set performance objectives.

In 2006, more than half of each named executive officer’s total potential compensation was performance based. In general, the performance objectives set by the Committee are intended to encourage revenue and earnings growth. We believe these metrics directly correlate with returns to our stockholders.

We periodically review market trends and the prevalence of various vehicles for compensation delivery and make adjustments as deemed appropriate. In designing and implementing our compensation structure, we consider industry practice as well as the tax efficiency of such structure and its impact on our liquidity and financial statements.

In support of our compensation objectives, in 2005, the Committee commissioned a study conducted by an independent executive compensation consulting firm, which provided us with detailed information compiled from publicly available data regarding the cash and equity compensation practices of approximately 30 publicly held companies with business models primarily based on licensing intellectual property or companies that had recently completed initial public offerings. The study also included aggregate compensation information reported in surveys of technology companies with under $200 million of annual revenue. All of the companies selected for comparison, our “Compensation Peer Group,” were selected because we believe they are most likely to compete with us for executive officers and other employees. In setting executive compensation for 2006, the Committee analyzed the information presented by the independent consultant and used the data as a compensation benchmarking tool. The Committee intends to periodically commission similar studies to update our market references.

We utilize the study to provide executive compensation packages between the market mean, or 50th percentile, and the 75th percentile of compensation paid to similarly situated executives of the companies in the Compensation Peer Group. In this discussion, we refer to this “3rd quartile” as the Targeted Range. We place great significance on setting base salary levels within the Targeted Range because we believe that if executive salaries are not within the Targeted Range, we have an increased risk of losing key executive talent to another company.

We generally enter into employment contracts with each of our executive officers, including our named executive officers. Further detail concerning the employment agreements is provided below.

Elements of Executive Compensation

Our executive compensation program has three primary elements: base salary, annual performance-based cash incentives and long-term equity incentives.

Base Salary

We provide our executive officers with base salaries to motivate short term performance and compensate them for services rendered during the year. We place great significance in setting executive base salaries within the Targeted Range based upon the individual’s position, responsibilities and individual performance.

The base salaries of executive officers are typically reviewed in our first quarter, after prior year company and individual performance is ascertained. Our Chief Executive Officer, or CEO, annually reviews the performance of each of our other executive officers. These performance reviews include an evaluation of the attainment of pre-established individual goals specific to the officers’ area of responsibility as well as leadership and management skill factors. In evaluating executive officer performance, leadership and management skill factors, which we view as critical for officer roles, are weighted most heavily. In evaluating whether a year over year adjustment to salary is appropriate for a particular executive officer, we consider the Chief Executive Officer’s annual performance assessment together with that officer’s current salary level relative to the Targeted Range. The Committee generally gives significant weight to the Chief Executive Officer’s recommendations as he is most familiar with each executive’s performance, but the Committee may exercise its discretion with respect to any recommended adjustment.

The Committee also annually reviews the performance of our Chief Executive Officer in our first quarter to determine his base salary. The Committee solicits input from all Board members with respect to his performance and reviews his salary relative to his Targeted Range. The review includes an evaluation of our financial performance for the most recently ended fiscal year and his individual performance, leadership and management skills in each case relative to pre-established performance goals. Based upon this review, effective January 1, 2006, Mr. Kirchner’s base salary was increased to $360,000 from $335,000, an increase of 7.5%. This salary level placed Mr. Kirchner’s salary within the Targeted Range. The Committee did not make an adjustment to Mr. Kirchner’s base salary for 2007.

Annual Performance-Based Cash Incentives

Executive officers participate in the Annual Cash Incentive Compensation Plan, which is established and administered by the Committee. Certain other officers participate in an annual cash incentive compensation plan administered by our Chief Executive Officer, which plan is substantially similar to the Annual Cash Incentive Compensation Plan described herein. We believe the potential annual cash awards payable pursuant to this Plan are necessary to maintain overall competitiveness and are an effective device to incentivize attainment of our annual financial and individual performance goals; which is designed to lead to improved stockholder value.

These awards are primarily based on achieving annual company or division revenue and operating income targets. Generally, the target levels for the corporate and division financial objectives are based on our annual strategic plan and performance expectations for the fiscal year at issue. Greater relative weight is given to achievement of operating income objectives because we believe that financial metric is more directly correlated to increased stockholder value than revenue.

For 2006, the Committee established three levels of achievement for each measurement of performance. The levels were designated as “Threshold,” “Target” and “Maximum” each having an associated percentage of target bonus amount. For 2006, achievement at the Target level of performance would have correlated to payment of 100% of the Target cash incentive compensation for that measurement of performance. For 2006, achievement at the Threshold or Maximum levels, respectively, would have correlated to payment of incentives that are less than or greater than 100% of Target incentive for that measurement of performance, with the maximum amount that would have been paid for achievement of a given performance objective capped at 150% of Target cash incentive.

For 2006, no amount was payable for the portion of the cash incentive based upon the financial performance objectives for the company since neither the company nor the division, as applicable, achieved the Threshold performance level. Similarly, for 2006, no amount would be payable under the individual performance objectives unless the individual achieved the Threshold performance level with respect to his or her individual objectives.

For 2006, the remaining portion of each executive officer’s total potential cash incentive compensation was based upon individual performance relative to pre-established individual performance objectives. Individual objectives were designed to hold each executive officer accountable for specific outcomes over which he or she exercised control.

For 2006, the relative weight given to each of these separate measurements of performance, as a percentage of total target cash incentive compensation, is as indicated below:

	Company	Division	Individual
Chief Executive Officer	80%	—	20%
Senior Corporate Officers	80%	—	20%
Division Officers	15%	70%	15%

Actual cash amounts were determined after the audited financial results for the year became available and following completion of each executive’s performance review. Similar to the base salary review process, Mr. Kirchner assesses individual performance for all other executive officers and recommends the level of award to the Committee. The Committee assesses Mr. Kirchner’s performance.

Target cash incentives are set and described as a percentage of the named executive officer’s base salary. For 2006, our Chief Executive Officer and our Chairman of the Board each had a Target award of 100% of base salary. Target percentages for our other named executive officers ranged from 40% to 55% of their 2006 base salaries. The Committee sets the target percentage levels based on the competitive market data assembled and analyzed with respect to each position and responsibility.

The Committee may from time to time make discretionary adjustments, either up or down, to cash incentives in unusual circumstances. However, in order to maintain the performance orientation of the cash incentive plan, the Committee exercises this discretion sparingly. The Committee made no such adjustments to awards paid in 2007 relating to 2006 performance.

Cash incentive awards were granted to our named executive officers who we currently employ other than our Chief Executive Officer and Chairman for achievement in 2006 of individual performance objectives established under the Annual Incentive Compensation Plan. Cash paid to our named executive officers under our Annual Cash Incentive Compensation Plan for performance in 2006 is reflected in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below. Neither Mr. Kirchner nor Mr. Slusser received a cash incentive award for 2006.

Long-Term Equity Incentives

We recognize that our executive officers have a significant impact on our success and, as a result, stockholder value. To align the interests of our executive officers with those of our stockholders, we utilize both stock options and restricted stock awards to provide long term equity incentives under our executive compensation program. We also use equity incentives as a means of keeping our compensation packages attractive relative to those companies with whom we compete for executive talent. Accordingly, we believe equity incentives are critical to our ability to attract, retain and motivate talented and dedicated executive officers.

The Committee ordinarily grants equity incentive awards after our audited annual financial statements become available. The Committee generally grants annual equity awards at approximately the same time as it determines the annual cash incentive awards and base salary adjustments, which usually occur during our first quarter. We believe this approach facilitates the Committee’s evaluation and determination of total compensation with respect to each named executive officer.

The Committee is also mindful of potential dilution to stockholders, which has been a factor in the Committee’s decision to implement the use of restricted stock awards. This approach enables us to grant long-term equity incentive awards while using fewer shares of our common stock than if options alone were granted.

The exercise price of each stock option granted to our executive officers is equal to the fair-market value of our stock on the date of grant, which is the closing price of our common stock as reported by The NASDAQ Global Select Market on the day the option is granted by the Committee. Commonly, stock option awards vest over four years in four equal annual installments and expire ten years from the date of grant. Restricted stock awards also commonly vest over a four-year period in four equal annual installments. The vesting period and exercise price are intended to encourage executives to focus on long term stockholder value and to improve long term retention. Historically, the Committee has generally granted equity awards during its regularly scheduled quarterly meetings and, with respect to annual grants to executive officers, in connection with its annual performance review process.

Based upon the annual performance review, our Chief Executive Officer recommends to the Committee the specific number of shares to be subject to each option and restricted stock award granted to each other executive officer, adjusting within the Targeted Range. The Committee gives significant deference to the recommendations of our Chief Executive Officer as he is most familiar with the other executive officers’ performance. The Committee discusses and determines all equity grants to all employees, including the executive officers and the CEO.

Following the Committee’s evaluation of Mr. Kirchner’s 2005 performance, in February 2006, he received options to purchase 67,000 shares of common stock and 16,500 shares of restricted stock. As with other executive officers, the total equity amount granted was based on individual performance and the Targeted Range.

In 2006, all equity awards were granted under our 2003 Equity Incentive Plan, which provides for both stock option and restricted stock awards. During 2006, the Committee granted equity awards to our named executive officers as described in the table entitled “2006 Grants of Plan-Based Awards”.

Other Compensation

Benefits.   Executive officers are eligible to participate in our broad-based health and welfare, life insurance, Employee Stock Purchase Plan (ESPP) and 401(k) programs in the same fashion as all other eligible employees.

Perquisites.   Pursuant to the terms of their employment contracts, our Chairman and our CEO each received a car allowance of $1,000 per month in 2006. We do not provide any other perquisites to executive officers, nor do we offer a deferred compensation plan.

Guidelines as to Equity Ownership

We have not adopted any guidelines as to equity ownership by our executive officers. The Committee believes that the level of equity grants that have been made to executive officers in the past is consistent with the objective of aligning our executive officers’ interests with those of our stockholders.

Accounting and Tax Issues

In making compensation decisions, the Committee considers the extent to which our compensation programs will be deductible for income tax purposes, in particular under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally provides we may not deduct compensation paid to an individual named executive officer in excess of $1,000,000 during any year unless the compensation qualifies as “performance-based” compensation under IRS rules. The base salary and, notwithstanding the tie to performance described above, cash bonuses we pay to executive officers do not qualify as “performance-based” compensation for this purpose. To date we have not paid cash compensation in excess of $1,000,000 to any executive officer during a single year. We believe that stock options and restricted stock awards granted to date to our executive officers will qualify as “performance-based” compensation so that any compensation amounts related to such options and restricted stock awards will be fully deductible by the Company. Equity awards may be made from our 2003 Equity Plan and our 2005 Performance Incentive Plan. In order for stock options, restricted stock awards and any other award granted under the 2003 Equity Plan after our 2007 Annual Meeting of Stockholders to qualify as “performance-based” compensation and so be fully deductible, the material terms of this Plan must be approved by our stockholders. We are asking our stockholders to approve the material terms of our 2003 Equity Plan at our 2007 Annual Meeting of Stockholders (see Proposal No. 3).

Since late 2004, newly-enacted federal tax law governs nonqualified deferred compensation arrangements. This new law requires inclusion in income of amounts arising under nonqualifying deferred compensation arrangements even where such amounts have not been received by the employee and imposes a 20% penalty on the employee recipient of such amounts. Final regulations have not yet become effective, and many interpretive issues remain, under this new law. The Company does not believe that it has nonqualified deferred compensation arrangements in place that will fail to comply in good faith with the current guidance available under this statute.

Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements

Generally, we seek to secure the services of our executive officers with employment contracts. We do this to clarify the terms of employment, to define the obligations of the executive, and to set forth the circumstances under which he or she may become entitled to severance payments and the amounts and obligations thereof. We believe that the employment agreements provide us with reasonable contractual protections and that making severance commitments to our executives leads to stronger retention than if such benefits were not offered. We currently have employment agreements with all of our named executive officers.

The Committee has not used tally sheets to calculate the value of severance payments at termination, as the levels of severance offered have been deemed to be modest and well within competitive levels.

These agreements provide the company a balance of contractual protections in exchange for severance for the executive in the case of termination for other than “good cause”,  in some cases, constructive termination, or in the case of our Chief Executive Officer and the Chairman of our Board of Directors, a change in control. The duration of the severance obligation ranges from 6 months to one-year depending upon length of employment and position, and in the case of the Chief Executive Officer, 18 months. The only exception that prevents executives from receiving severance benefits is a “good cause” termination, or voluntary resignation. Termination for “good cause” occurs only in the case of gross negligence, material misconduct, fraud or conviction of crime involving imprisonment.

Severance protection for most executive officers in the event of termination (either without cause or in some cases by constructive termination) is provided in the form of salary and benefit continuation for the duration of the severance period (the severance period runs from between 6 months to one-year depending upon length of employment and position) and the full vesting of all unvested equity awards. In the case of the Chief Executive Officer, this severance period is 18 months. Except with respect to the Chairman of our Board of Directors, during the period that the executive receives severance pay, he or she is obligated to be available to provide up to eight hours of consulting services per week related to projects or tasks he or she had previously been involved in. In the case of the Chief Executive Officer, he is only required to provide such consulting services for a period of 12 months.

As used with respect to any given named executive officer, the definition of “change in control” applicable to such officer is stated in such officer’s employment agreement, a copy of which has been filed with the SEC.

Our employment agreement with Jon Kirchner is for his service as our President and Chief Executive Officer and a member of our Board of Directors. This agreement provides for a term of 18 months, which automatically renews on a daily basis until terminated in accordance with its provisions. Under this agreement, if Mr. Kirchner’s employment is terminated without cause, or is constructively terminated, we are required to pay his salary and continue his benefits for a period of 18 months and all of his options will immediately vest in full. Mr. Kirchner’s current annual salary is $360,000; the cost of Mr. Kirchner’s benefits are approximately $477 per month. In addition, in the event of a change of control or sale of our Company, all of Mr. Kirchner’s stock options will immediately vest in full. In the event of change of control, Mr. Kirchner may choose to terminate his services and receive 18 month’s salary as a single lump sum payment, plus the amount of $250,000. A constructive termination includes Mr. Kirchner’s removal from his position as President and Chief Executive Officer and a member of our Board of Directors or any material change by us in his functions, duties, or responsibilities, without his consent or other than for cause; a material non-voluntary reduction in his base salary and eligibility for bonus amounts; or a change of control or sale of our Company.

Our employment agreement with Dan Slusser is for his service as the Chairman of our Board of Directors. The term of this agreement expires on May 31, 2007. Under this agreement, if Mr. Slusser’s employment is terminated without cause, or is constructively terminated, we are required to make a lump sum severance payment to him equal to the remaining salary due through the term of the agreement and to continue his benefits through the term of the agreement. In addition, in such event all of his options and restricted stock awards will immediately vest in full. Mr. Slusser’s current annual salary is $100,000; the cost of Mr. Slusser’s benefits are approximately $46 per month. In addition, in the event of a change of control or sale of our Company, all of Mr. Slusser’s stock options and restricted stock awards will immediately vest in full. A constructive termination includes Mr. Slusser’s removal from his position as Chairman of the Board of Directors or any material change by us in his functions, duties, or responsibilities, without his consent or other than for cause; a material non-voluntary reduction in his base salary and eligibility for bonus amounts; or a change of control or sale of our Company.

Our employment agreement with Melvin Flanigan is for his service as our Executive Vice President, Finance and Chief Financial Officer. The agreement provides for employment until terminated in accordance with its provisions. Under the agreement, if Mr. Flanigan’s employment is terminated without cause, or is constructively terminated, we are required to pay his salary and continue his benefits for a period of 12 months. Mr. Flanigan’s current annual salary is $255,000; the cost of Mr. Flanigan’s benefits are approximately $1,078 per month. In addition, in such event, all of his stock options shall immediately vest in full. A constructive termination includes: Mr. Flanigan’s removal without cause from his position as Executive Vice President, Finance and Chief Financial Officer or any material change by us in his functions, duties, or responsibilities, without his consent; or a material non-voluntary reduction in his base salary and eligibility for bonus amounts.

Our employment agreement with Blake Welcher is for his service as our Executive Vice President, Legal, General Counsel, and Corporate Secretary. The agreement provides for employment until terminated in accordance with its provisions. Under the agreement, if Mr. Welcher’s employment is terminated without cause, or is constructively terminated, we are required to pay his salary and continue his benefits for a period of 12 months. Mr. Welcher’s current annual salary is $245,000; the cost of Mr. Welcher’s benefits are approximately $1,075 per month. In addition, in such event, all of his stock options shall immediately vest in full. A constructive termination includes: Mr. Welcher’s removal without cause from his position as Executive Vice President, Legal, General Counsel, and Corporate Secretary or any material change by us in his functions, duties, or responsibilities, without his consent; or a material non-voluntary reduction in his base salary and eligibility for bonus amounts.

Our employment agreement with William Neighbors provides for employment until terminated in accordance with its provisions. Under the agreement, if Mr. Neighbors’ employment is terminated without cause, we are required to pay his salary and continue his benefits for a period of 12 months; provided, however, that Mr. Neighbors has a duty to mitigate by seeking new employment and we may deduct from severance payments due to Mr. Neighbors the amount of salary and benefits that he receives as a result of subsequent employment or consultation with others. Mr. Neighbors current annual salary is $240,000; the cost of Mr. Neighbors’ benefits are approximately $1,115 per month. In addition, in such event, all of his stock options shall immediately vest in full.

We have also agreed to provide certain benefits to Mr. Neighbors upon a sale transaction with respect to our DTS Digital Cinema division (a “Division Sale”), provided that Mr. Neighbors remains continuously employed by us up to and through the closing of such Division Sale. In such event, we have agreed to pay Mr. Neighbors a bonus of $250,000 and have further agreed that he will receive at least 25% of any amount payable under a separate bonus pool that will be calculated as 5% of the consideration in excess of a specified amount that we receive in the Division Sale. In addition, upon a Division Sale, all of Mr. Neighbors unvested stock options and restricted stock awards will immediately vest in full.

The compensation committee, as plan administrator of our 2003 Plan, has the authority to grant options, SARs, and stock awards and to structure repurchase rights under that plan so that the shares subject to those options, SARs, and stock awards will immediately vest, or the repurchase rights will terminate, in the event that they are not assumed or substituted in connection with a change in control, whether by merger, asset sale, successful tender offer for more than 50% of our outstanding voting stock, or by a change in the majority of the Board by reason of one or more contested elections for Board membership. Vesting or the termination of repurchase rights will occur either at the time of the change in control or, if the options, SARs, or stock awards are assumed or substituted, then vesting or the termination of repurchase rights may occur upon the subsequent involuntary termination of the individual’s service within a designated period not to exceed 18 months following the change in control.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) of our board of directors has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

COMPENSATION COMMITTEE
JAMES B. MCELWEE, CHAIR
C. ANN BUSBY
RONALD N. STONE

Summary Compensation Table

The following table sets forth, for the year ended December 31, 2006, information concerning compensation for services to us earned or paid to the persons serving as our chief executive officer (principal executive officer), our chief financial officer (principal financial officer), and our three next most highly compensated executive officers as of December 31, 2006. We also include compensation information for Andrea M. Nee who would have been among our three next most highly compensated executive officers had she been serving as an executive officer as of December 31, 2006. The persons listed below are collectively referred to as the “named executive officers.”

2006 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non- Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Jon E. Kirchner	2006	359,338	—	65,833		358,735		—	—	12,102	796,008
President and Chief Executive Officer
Melvin L. Flanigan	2006	250,962	—	19,949		105,749		42,000	—	102	418,762
Executive Vice President, Finance and Chief Financial Officer
Blake A. Welcher	2006	244,615	—	19,949		104,927		33,000	—	102	402,593
Executive Vice President, Legal and General Counsel
Daniel E. Slusser	2006	100,000	—	73,280	(5)	181,885	(5)	—	—	12,067	367,232
Chairman of the Board
William Neighbors	2006	202,308	—	13,965		92,014		30,000	—	102	338,389
Senior Vice President, DTS Digital Images
Andrea M. Nee	2006	99,245 (7)	—	159,531	(8)	180,787	(8)	—	—	136,574 (9)	576,137
Executive Vice President, Operations(6)

(1)          The amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R). All awards were granted under the 2003 Plan on February 23, 2006. The FAS 123(R) value of these shares is $18.32 per share, which was the closing price of our common stock on the date of grant. These shares vest at a rate of 25% per year on February 15, 2007, 2008, 2009 and 2010. Additional information regarding these restricted stock awards is set forth in the “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year End” and “Option Exercises and Stock Vested” tables. These award fair values have been determined based on the assumptions set forth in Footnote 16, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(2)          The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R). The amounts may include compensation expense related to options granted prior to 2006 under the 2003 Plan and our 2002 Stock Option Plan for which we began to recognize expense in 2006 upon the adoption of FAS 123(R) on January 1, 2006. The actual value of the options to the executive, if any, will depend on the excess of our stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (f). The option shares vest and become exercisable at a rate of 25% per year on each of the first four anniversaries of the date of grant. Additional information regarding these options is set forth in the “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year End” and “Option Exercises and Stock Vested” tables. These award fair values have been determined based on the assumptions set forth in Footnote 16, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(3)          The amounts in column (g) reflect the cash awards earned under our Annual Cash Incentive Compensation Plan, which is discussed under the heading “Annual Performance-Based Cash Incentives” of our Compensation Discussion and Analysis beginning on page 24.

(4)          The amounts shown in column (i) include, for each named executive officer, the premiums paid by us for a life insurance policy for the benefit of the officer and, for Messrs. Kirchner and Slusser, a $12,000 annual automobile allowance.

(5)          Pursuant to Mr. Slusser’s employment agreement, as amended as of October 1, 2006, if Mr. Slusser retires from employment with us, he may exercise in full any outstanding stock options and all unvested options and restricted stock awards will continue to vest in accordance with their terms following his retirement. The compensation expenses related to Mr. Slusser’s unvested equity awards were accelerated and recognized as expenses on the date of the amendment to his employment agreement because the entire requisite service period, as defined by FAS 123(R), had been met. Therefore, Mr. Slusser’s compensation presented in columns (e) and (f) includes the impact of the accelerated FAS 123(R) expenses. The above modifications did not result in any incremental fair value, as defined by FAS 123(R).

(6)          Ms. Nee’s employment with us ceased effective as of June 9, 2006.

(7)          Reflects salary paid for the period January 1, 2006 through June 9, 2006.

(8)          Pursuant to Ms. Nee’s employment agreement dated May 20, 2005, all of her unvested stock options vested and became exercisable upon cessation of her employment with us. Additionally, one-half of Ms. Nee’s outstanding stock award vested as of June 9, 2006, the date of cessation of her employment, and the remaining unvested portion of the stock award vests on June 9, 2007, provided that Ms. Nee continues to provide certain consulting services to us and complies with the non-competition and non-solicitation provisions of her employment agreement during such one-year term. The above modifications to her equity awards resulted in accelerated compensation expenses. Therefore, Ms. Nee’s compensation presented in columns (e) and (f) includes the impact of the accelerated FAS 123(R) expenses. The above modifications did not result in any incremental fair value, as defined by FAS 123(R).

(9)          In addition to the insurance premium payment noted in footnote (4) above, this amount reflects severance/consulting fees of $127,158 earned between June 10, 2006 and December 31, 2006, and $9,365 for continued medical and insurance benefits. Pursuant to her employment agreement with us, Ms. Nee is entitled to severance/consulting fees equal to 12 months of her base salary in effect at the time of cessation of her employment, payable in monthly installments, and continued payment of the employee health and welfare benefits provided by us immediately prior to cessation of her employment during such 12-month period.

Plan-Based Awards Granted in Last Fiscal Year

The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2006.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
	Approval/	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(2)
Jon E. Kirchner	N/A	$144,000/$36,000	$288,000/$72,000	$432,000/$108,000	—	—	—	—	—	—	—
	02/23/06	—	—	—	—	—	—	16,500	—	—	$302,280
	02/23/06	—	—	—	—	—	—	—	67,000	$18.32	$716,840
Melvin L. Flanigan	N/A	$56,100/$14,025	$112,200/$28,050	$168,300/$42,075	—	—	—	—	—	—	—
	02/23/06	—	—	—	—	—	—	5,000	—	—	$91,600
	02/23/06	—	—	—	—	—	—	—	20,000	$18.32	$213,982
Blake A. Welcher	N/A	$39,200/$9,800	$78,400/$19,600	$117,600/$29,400	—	—	—	—	—	—	—
	02/23/06	—	—	—	—	—	—	5,000	—	—	$91,600
	02/23/06	—	—	—	—	—	—	—	20,000	$18.32	$213,982
Daniel E. Slusser	N/A	$40,000/$10,000	$80,000/$20,000	$120,000/$30,000	—	—	—	—	—	—	—
	02/23/06	—	—	—	—	—	—	4,000	—	—	$73,280
	02/23/06	—	—	—	—	—	—	—	17,000	$18.32	$181,885
William Neighbors	N/A	$39,206/$6,919	$78,413/$13,838	$117,619/$20,756	—	—	—	—	—	—	—
	02/23/06	—	—	—	—	—	—	3,500	—	—	$64,120
	02/23/06	—	—	—	—	—	—	—	13,000	$18.32	$139,088
Andrea M. Nee	02/23/06	—	—	—	—	—	—	10,000	—	—	$183,200

(1)             Amounts in columns (c), (d) and (e) represent the potential threshold, target and maximum payouts under our Annual Cash Incentive Compensation Plan for 2006 performance or, in the case of William Neighbors, the incentive plan in which he participated. The Company’s Annual Cash Incentive Plan for 2006 or, in the case of William Neighbors, the incentive plan in which he participated, consisted of possible awards for both company performance and individual performance. The first amount in columns (c), (d) and (e) above is the potential award based on company performance at the stated level and the second amount is the potential award based on individual performance at the stated level. For actual amounts earned under this plan in 2006, see column (g) of the Summary Compensation Table. Additional information regarding the design of this plan is included under “Annual Performance Based Cash Incentives” in our Compensation Discussion and Analysis beginning on page 24.

(2)             Amounts in column (l) represent the grant date fair values of the equity awards set forth in columns (i) and (j) determined in accordance with FAS 123(R). All equity awards were granted under the 2003 Plan. Grant date fair value for the restricted stock awards is based on the grant date fair value of the underlying shares, which is $18.32 per share, the closing price of our common stock on the grant date. Grant date fair value for the stock options is based on the Black-Scholes option valuation method. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (l). Assumptions used in the calculation of the grant date fair values are included in Footnote 16, “Stock-Based Compensation,” to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jon E. Kirchner	—		67,000	(3)	—	$18.32	02/23/2016	16,500		$399,135	—	—
	25,000	(4)	75,000	(4)	—	$16.55	05/19/2015	—		—	—	—
	50,000	(5)	—		—	$23.55	01/06/2014	—		—	—	—
	12,111	(6)	—		—	$1.02	09/30/2012	—		—	—	—
	212,250	(7)	—		—	$1.02	09/16/2012	—		—	—	—
Melvin L. Flanigan	—		20,000	(3)	—	$18.32	02/23/2016	5,000		$120,950	—	—
	7,500	(4)	22,500	(4)	—	$16.55	05/19/2015	—		—	—	—
	30,000	(5)	—		—	$23.55	01/06/2014	—		—	—	—
	53,540	(7)	—		—	$1.02	09/16/2012	—		—	—	—
Blake A. Welcher	—		20,000	(3)	—	$18.32	02/23/2016	5,000		$120,950	—	—
	7,500	(4)	22,500	(4)	—	$16.55	05/19/2015	—		—	—	—
	30,000	(5)	—		—	$23.55	01/06/2014	—		—	—	—
	43,349	(7)	—		—	$1.02	09/16/2012	—		—	—	—
Daniel E. Slusser	—		17,000	(3)	—	$18.32	02/23/2016	4,000		$96,760	—	—
	6,250	(4)	18,750	(4)	—	$16.55	05/19/2015	—		—	—	—
	20,000	(5)	—		—	$23.55	01/06/2014	—		—	—	—
	57,855	(8)	—		—	$1.02	09/30/2012	—		—	—	—
	49,753	(7)	—		—	$1.02	09/16/2012	—		—	—	—
William Neighbors	—		13,000	(3)	—	$18.32	02/23/2016	3,500		$84,665	—	—
	8,750	(4)	26,250	(4)	—	$16.55	05/19/2015	—		—	—	—
Andrea M. Nee	30,000	(9)	—		—	$16.55	06/09/2011	5,000	(10)	$120,950	—	—
	30,000	(9)	—		—	$23.55	06/09/2011	—		—	—	—

       (1) These shares vest at a rate of 25% per year on each of the first four anniversaries of the grant date, which was February 23, 2006 except as noted in (10).

       (2) Reflects the value as calculated based on the closing price of our common stock on December 29, 2006 of $24.19 per share.

       (3) The option was granted on February 23, 2006 and vests and becomes exercisable as to 25% of the underlying shares on each of February 15, 2007, 2008, 2009 and 2010.

       (4) The option was granted on May 19, 2005 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

       (5) The option was vested and exercisable in full as of November 17, 2005.

       (6) The option was vested and exercisable in full as of February 15, 2004.

       (7) The option was vested and exercisable in full as of September 16, 2006.

       (8) 903 of these option shares were vested and exercisable as of October 24, 2001; 52,000 of these option shares were vested and exercisable as of December 1, 2002; and 4,952 of these option shares were vested and exercisable as of February 15, 2004.

       (9) Pursuant to Ms. Nee’s employment agreement, upon cessation of her employment with us as of June 9, 2006, all of her outstanding options immediately vested and became exercisable in full. In addition, the options expire five years from the date of cessation of Ms. Nee’s employment with us.

(10) These shares vest on June 9, 2007, the first anniversary of the date of cessation of Ms. Nee’s employment with us, provided that Ms. Nee continues to provide certain consulting services to us and complies with the non-solicitation provisions of her employment agreement during such one-year period.

Option Exercises and Stock Vested

The following table summarizes the option exercises and restricted stock awards that vested during the fiscal year ended, December 31, 2006.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jon E. Kirchner	68,000	$1,511,760	—	—
Melvin L. Flanigan	28,801	$588,902	—	—
Blake A. Welcher	13,859	$287,632	—	—
Daniel E. Slusser	—	—	—	—
William Neighbors	—	—	—	—
Andrea M. Nee(2)	50,207	$954,937	5,000	$91,150

(1)          Represents the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring shares.

(2)          Pursuant to Ms. Nee’s restricted stock agreement, upon cessation of her employment with us as of June 9, 2006, one-half of the shares underlying the restricted stock award (5,000 shares) granted to her on February 23, 2006 immediately vested. The value reported in column (e) is based on the closing price of our common stock on June 9, 2006 of $18.23 per share.

Pension Benefits

We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified 401(k) plan generally available to all employees.

Nonqualified Deferred Compensation

We do not offer nonqualified deferred compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2006 about our equity compensation plans, including our 1997 Stock Option Plan, 2002 Stock Option Plan, 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan and 2005 Performance Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,294,845	$14.89	1,172,187 (1)
Equity compensation plans not approved by security holders	—	—	—
Totals	2,294,845	$14.89	1,172,187

(1)          Consists of shares available for future issuance under our 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan and 2005 Performance Incentive Plan. As of December 31, 2006, an aggregate of 681,027 shares of Common Stock were available for issuance under the 2003 Equity Incentive and 2005 Performance Incentive Plans and 491,160 shares of Common Stock were available for issuance under the 2003 Employee Stock Purchase Plan. The 2003 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2013, subject to certain limitations, by a number of shares equal to the least of: 1) four percent of the number of shares issued and outstanding on the immediately preceding December 31, 2) 1,500,000 shares, or 3) a number of shares set by the Board of Directors. The 2003 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2013, subject to certain limitations, by a number of shares equal to the least of: 1) 500,000 shares, 2) one percent of the number of shares of all classes of Common Stock of the Company outstanding on that date, or 3) amount determined by the Board of Directors. Awards under the 2005 Performance Incentive Plan shall be made in restricted “Stock Awards” from the 2003 Equity Incentive Plan.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings made by the Company under those statues, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, our audit committee must review and approve, where appropriate, all related-party transactions.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Ann Busby, James McElwee and Ronald Stone. None of these individuals has at any time been an officer or employee of ours or any of our subsidiaries. In addition, prior to our initial public offering in 2003, Daniel Slusser served on the compensation committee. Mr. Slusser is Chairman of the Board and served as Chief Executive Officer and Vice Chairman of the Board from April 1997 to September 2001. There are no interlocking relationships between any of our executive officers and compensation committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand, nor has any such interlocking relationships existed in the past.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders that are intended to be presented at our 2008 annual meeting must be received by us no later than December 12, 2007 in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in our bylaws. In addition, the Proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 25, 2008. Stockholders are also advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend or, if no recommendation is given, according to their best judgment.

APPENDIX A

2003 EQUITY INCENTIVE PLAN
OF
DTS, INC.

1.                                      Purpose of this Plan

The purpose of this 2003 Equity Incentive Plan is to enhance the long-term stockholder value of DTS, Inc. by offering opportunities to eligible individuals to participate in the growth in value of the equity of DTS, Inc.

2.                                      Definitions and Rules of Interpretation

2.1          Definitions

This Plan uses the following defined terms:

(a)          “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b)          “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c)           “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d)          “Award” means a Stock Award, SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e)           “Award Agreement” means the document evidencing the grant of an Award.

(f)            “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g)          “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.

(h)          “Board” means the Board of Directors of the Company.

(i)           “Cash Award” means the right to receive cash as described in Section 8.3.

(j)            “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(k)          “Code” means the Internal Revenue Code of 1986.

(l)           “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(m)          “Company” means DTS, Inc., a Delaware corporation.

(n)          “Company Director” means a member of the Board.

(o)          “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(p)          “Director” means a member of the Board of Directors of the Company or an Affiliate.

(q)          “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(r)           “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(s)           “Effective Date” means the first date of the sale by the Company of shares of its capital stock in an initial public offering pursuant to a registration statement on Form S-1 filed with the SEC.

(t)           “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers.  The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise.  An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10.  Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee”.

(u)          “Exchange Act” means the Securities Exchange Act of 1934.

(v)           “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate.  If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(w)          “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(x)           “Fair Market Value” means the value of Shares as determined under Section 18.2.

(y)           “Fundamental Transaction” means any transaction or event described in Section 10.3.

(z)           “Grant Date” means the date the Administrator approves the grant of an Award.  However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(aa)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(bb)        “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(cc)         “Non-Employee Director” means any person who is a member of the Board but is not an Employee of the Company or any Affiliate of the Company and has not been an Employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not in itself constitute employment for purposes of this definition.

(dd)        “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B)  no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts.  Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(ee)         “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(ff)           “Option” means a right to purchase Shares of the Company granted under this Plan.

(gg)        “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(hh)        “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(ii)          “Plan” means this 2003 Equity Incentive Plan of DTS, Inc.

(jj)           “Prior Plans” means the Company’s 1997 Stock Option Plan and the 2002 Stock Option Plan in effect.

(kk)        “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(ll)          “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(mm)       “SAR” or “Stock Appreciation Right” means a right to receive cash based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(nn)        “Securities Act” means the Securities Act of 1933.

(oo)        “Share” means a share of the common stock of the Company or other securities substituted for the common stock under Section 10.

(pp)        “Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2.

(qq)        “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(rr)         “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(ss)         “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(tt)          “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(uu)        “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant.  However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status.  An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2          Rules of Interpretation

Any reference to a “Section,” without more, is to a Section of this Plan.  Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan.  Except when otherwise indicated by the context, the singular includes the plural and vice versa.  Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute.  Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.             Shares Subject to this Plan; Term of this Plan

3.1          Number of Award Shares

The Shares issuable under this Plan shall be authorized but unissued or reacquired Shares, including Shares repurchased by the Company on the open market. The number of Shares initially reserved for issuance over the term of this Plan shall not exceed 3,000,000 Shares.  Such reserve shall consist of (i) the number of Shares available for issuance, as of the Effective Date, under the Prior Plans as last approved by the Company’s stockholders, including the Shares subject to outstanding options under the Prior Plans, plus (ii) those Shares issued under the Prior Plans that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full after the Effective Date, plus (iii) an additional increase of approximately 928,949 Shares to be approved by the Company’s stockholders prior to the Effective Date.  The maximum number of Shares shall be cumulatively increased on the first January 1 after the Effective Date and each January 1 thereafter for 10 years, by a number of Shares equal to the least of (a) 4% of the number of Shares issued and outstanding on the immediately preceding December 31, (b) 1,500,000 Shares, and (c) a number of Shares set by the Board.  When an Award is granted, the maximum number of Shares that may be issued under this Plan shall be reduced by the number of Shares covered by that Award.  However, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award.  By contrast, the repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan.  Notwithstanding anything in this Plan to the contrary, at no time during the eighteen (18) months following the Effective Date may the sum of the number of Shares subject to Awards under this Plan and the number of Shares subject to options under the Prior Plans exceed 15% of the outstanding Shares on a “fully diluted” basis.  For the purposes of this Section 3.1, outstanding Shares on a “fully diluted” basis shall be the number of Shares that is equal to (x) the number of Shares issued and outstanding plus (y) all Shares subject to or available for Awards or options under this Plan and the Prior Plans, respectively, and 50% of the Shares then issuable upon the exercise of warrants that were outstanding on the Effective Date of the Plan.

3.2          Source of Shares

Award Shares may be:  (a) Shares that have never been issued, (b) Shares that have been issued but are no longer outstanding, or (c) Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

3.3          Term of this Plan

(a)          This Plan shall be effective on, and Awards may be granted under this Plan on and after, the earliest the date on which the Plan has been both adopted by the Board and approved by the Company’s stockholders.

(b)          Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan.  Accordingly, Awards may not be granted under this Plan after the earlier of those dates.

4.                                      Administration

4.1          General

(a)          The Board shall have ultimate responsibility for administering this Plan.  The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board.  The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate.  Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination.  Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination.  Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator.  However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within guidelines established by the Board or Committee.  Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b)          So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

4.2          Authority of the Board or the Committee

Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a)          grant Awards, including Substitute Awards;

(b)          determine the Fair Market Value of Shares;

(c)           determine the Option Price and the Purchase Price of Awards;

(d)          select the Awardees;

(e)           determine the times Awards are granted;

(f)            determine the number of Shares subject to each Award;

(g)          determine the methods of payment that may be used to purchase Award Shares;

(h)          determine the methods of payment that may be used to satisfy withholding tax obligations;

(i)           determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j)            modify or amend any Award;

(k)          authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l)           determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m)          interpret this Plan and any Award Agreement or document related to this Plan;

(n)          correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o)          adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p)          adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and

Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q)          determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r)           determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s)           make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3          Scope of Discretion

Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion.  Those decisions will be final, binding and conclusive.  In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way.  Notwithstanding anything herein to the contrary, and except as provided in Section 14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.             Persons Eligible to Receive Awards

5.1          Eligible Individuals

Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.  However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

5.2          Section 162(m) Limitation

(a)          Options and SARs  Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more SARs and Options within any fiscal year of the Company under this Plan to purchase more than 1,500,000 Shares under Options or to receive compensation calculated with reference to more than that number of Shares under SARs, subject to adjustment pursuant to Section 10, (ii) Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board).  If an Option or SAR is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the limit on Awards that may be granted to any individual under this Section 5.2.  Notwithstanding anything herein to the contrary, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 2,000,000 Shares under Options in the calendar year in which they commence employment, or such compensation calculated with reference to such number of Shares under SARs, subject to adjustment pursuant to Section 10.

(b)          Cash Awards and Stock Awards  Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable

Performance Conditions.  The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

6.                                      Terms and Conditions of Option

The following rules apply to all Options:

6.1          Price

No Nonstatutory Option may have an Option Price less than 85% of the Fair Market Value of the Shares on the Grant Date.  No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date.  In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law.  The Option Price of an Incentive Stock Option shall be subject to Section 7(f).

6.2          Term

No Option shall be exercisable after its Expiration Date.  No Option may have an Expiration Date that is more than ten years after its Grant Date.  Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

6.3          Vesting

Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement.  Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c).  No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

6.4          Form and Method of Payment

(a)          The Board or Committee shall determine the acceptable form and method of payment for exercising an Option.

(b)          Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c)           In addition, the Administrator may permit payment to be made by any of the following methods:

(i)           other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii)          provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii)         with respect only to Optionees who are neither Officers nor Directors as of the date of exercise, one or more promissory notes meeting the requirements of Section 6.4(e) provided, however, that promissory notes may not be used for any portion of an Award which is not vested at the time of exercise;

(iv)         cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(v)           any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d)          The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

(e)           The promissory notes referred to in Section 6.4(c)(iii) shall be full recourse.  Unless the Committee specifies otherwise after taking into account any relevant accounting issues, the promissory notes shall bear interest at a fair market value rate when the Option is exercised.  Interest on the promissory notes shall also be at least sufficient to avoid imputation of interest under Sections 483, 1274, and 7872 of the Code.  The promissory notes and their administration shall at all times comply with any applicable margin rules of the Federal Reserve.  The promissory notes may also include such other terms as the Administrator specifies.  Payment may not be made by promissory note by Officers or Directors if Shares are registered under Section 12 of the Exchange Act.

6.5          Nonassignability of Options

Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution.  However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee.  Incentive Stock Options may only be assigned in compliance with Section 7(h).

6.6          Substitute Options

The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity.  Any such substitution shall be effective on the effective date of the acquisition.  Substitute Options may be Nonstatutory Options or Incentive Stock Options.  Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

6.7          Repricings

In furtherance of, and not in limitation of the provisions of Section 10, Options may be repriced, replaced or regranted through cancellation or modification without stockholder approval.

7.                                      Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan.  With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a)          The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b)          No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c)           Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year.  For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share.  Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options.  The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment.  This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d)          In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e)           Any Incentive Stock Option granted to a Ten Percent Stockholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date.  A “Ten Percent Stockholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f)            The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date.  The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Stockholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g)          Incentive Stock Options may be granted only to Employees.  If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h)          No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution.  During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee.  The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i)           An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code).  In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three-month period after the Optionee’s Termination provided it is exercised before the Expiration Date.  In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.

(j)            An Incentive Stock Option may only be modified by the Board.

8.             Stock Appreciation Rights, Stock Awards and Cash Awards

8.1          Stock Appreciation Rights

The following rules apply to SARs:

(a)          General.  SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.  The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b)          Exercise of SARs.  Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date.  The amount due to the Awardee upon the exercise of a SAR shall be paid in cash, Shares or a combination thereof, over the period or periods specified in the Award Agreement.  An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee.  A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR.  If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.

(c)           Nonassignability of SARs.  Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution.  Notwithstanding anything herein to the contrary, SARs may be transferred and exercised in accordance with a Domestic Relations Order.

(d)          Substitute SARs.  The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity.  Any such substitution shall be effective on the effective date of the acquisition.  Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

(e)           Repricings.  A SAR may be repriced, replaced or regranted, through cancellation or modification without stockholder approval.

8.2          Stock Awards

The following rules apply to all Stock Awards:

(a)          General.  The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement.  The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.  The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

(b)          Right of Repurchase.  If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

(c)           Form of Payment.  The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award.  Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.  In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

(d)          Nonassignability of Stock Awards.  Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution.  Notwithstanding anything to the contrary herein, Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

(e)           Substitute Stock Award.  The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity.  Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.  Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

8.3          Cash Awards

The following rules apply to all Cash Awards:

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.                                      Exercise of Awards

9.1          In General

An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

9.2          Time of Exercise

Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise.  An Award may not be exercised for a fraction of a Share.  SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

9.3          Issuance of Award Shares

The Company shall issue Award Shares in the name of the person properly exercising the Award.  If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse.  The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable.  Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a stockholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award.  No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

9.4          Termination

(a)          In General  Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date.  To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(b)          Leaves of Absence  Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return.  Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(c)           Death or Disability  Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date.  In the case of Termination due to death, an Award may be exercised as provided in Section 17.  In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee.  Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability.  To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

(d)          Divestiture  If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

(e)           Termination for Cause  In the discretion of the Administrator, which may be exercised on the date of grant, or at a date later in time, if an Awardee’s Termination is due to Cause, all of the Awardee’s Awards shall automatically terminate and cease to be exercisable at the time of Termination and the Administrator may rescind any and all exercises of Awards by the Awardee that occurred after the first event constituting Cause.  “Cause” means employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information, or other employment-related conduct that is likely to cause significant injury to the Company, an Affiliate, or any of their respective employees, officers or directors (including, without limitation, commission of a felony or similar offense), in each case as determined by the Administrator.  “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Awardee regarding any of the matters referred to in the previous sentence.  Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief.  If the Awardee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

(f)            Administrator Discretion  Notwithstanding the provisions of Section 9.4 (a)-(e), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i)           Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii)          Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

(g)          Consulting or Employment Relationship  Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall:  (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.                               Certain Transactions and Events

10.1        In General

Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10.  Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.

10.2        Changes in Capital Structure

In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights.  The specific adjustments shall be determined by the Board.  Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security.  The Board need not adopt the same rules for each Award or each Awardee.

10.3        Fundamental Transactions

Except for grants to Non-Employee Directors pursuant to Section 11 herein, in the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the Fundamental Transaction or event, but then terminate.  Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or a right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee.  Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

10.4        Changes of Control

The Board may also, but need not, specify that other transactions or events constitute a “Change in Control”.  The Board may do that either before or after the transaction or event occurs.  Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board.  In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3.  In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date).  The Board need not adopt the same rules for each Award or each Awardee.  Notwithstanding anything in this Plan to the contrary, in the event of a Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, which are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate fully so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of three (3) months following termination.

10.5        Divestiture

If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture”.  In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination.  The Board need not adopt the same rules for each Award or each Awardee.

10.6        Dissolution

If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution.  The Board need not adopt the same rules for each Award or each Awardee.  Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

10.7        Cut-Back to Preserve Benefits

If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.  Automatic Option Grants to Non-Employee Directors and Non-Employee Director Fee Option Grants

11.1        Automatic Option Grants to Non-Employee Directors

(a)          Grant Dates  Option grants to Non-Employee Directors shall be made on the dates specified below:

(i)           Each Non-Employee Director who is then serving as a member of the Board on the Effective Date (the “Current Directors”) and each Non-Employee Director who is first elected or appointed to the Board at any time after the effective date of this Plan shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Option to purchase 7,500 Shares (the “Initial Grant”).

(ii)          Commencing in 2004, on the date of each annual stockholders meeting, each individual who is to continue to serve as a Non-Employee Director shall automatically be granted a Nonstatutory Option to purchase 3,750 Shares (the “Annual Grant”), provided, however, that such individual has served as a Non-Employee Director for at least six (6) months.

(b)          Exercise Price

(i)           The Option Price shall be equal to one hundred percent (100%) of the Fair Market Value of the Shares on the Option grant date.

(ii)          The Option Price shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4.  Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Option Price must be made on the date of exercise.

(c)           Option Term   Each Option shall have a term of ten (10) years measured from the Option grant date.

(d)          Exercise and Vesting of Options  Except as otherwise determined by the whole Board, the Shares underlying each Option granted pursuant to Section 11.1 shall vest and be exercisable as set forth below.

(i)           Initial Grant.  The Shares underlying each Option issued pursuant to the Initial Grant shall vest and be exercisable as to 4.1666% of the Shares at the end of each full succeeding month from the date of grant, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company provided, however, that the Shares underlying each Option issued to Current Directors, pursuant to the Initial Grant, shall be fully vested and immediately exercisable on the grant date.

(ii)          Annual Grant.  The Shares underlying each Option issued pursuant to the Annual Grant shall vest and be exercisable as to 8.3333% of the Shares at the end of each full succeeding month from the date of grant, rounded down to the nearest whole Share, for so long as the Non-Employee Director continuously remains a Director of, or a Consultant to, the Company.

(e)           Termination of Board Service  The following provisions shall govern the exercise of any Options held by the Awardee at the time the Awardee ceases to serve as a Non-Employee Director:

(i)           In General  Except as otherwise provided in Section 11.3, after cessation of service as a Director (the “Cessation Date”), the Awardee’s Options shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the three months after such Cessation Date, but in no event after the Expiration Date.  To the extent the Awardee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(ii)          Death or Disability  If an Awardee’s cessation of service on the Board is due to death or disability (as determined by the Board), all Options of that Awardee, to the extent exercisable upon such Cessation Date, may be exercised for one year after the Cessation Date, but in no event after the Expiration Date.  In the case of a cessation of service due to death, an Option may be exercised as provided in Section 17.  In the case of a cessation of service due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Awardee.  Death or disability occurring after an Awardee’s cessation of service shall not cause the cessation of service to be treated as having occurred due to death or disability.  To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

11.2        Director Fee Option Grants

(a)          Option Grants.  The Board shall have the sole and exclusive authority to determine the calendar year or years for which the Director fee option grant program (the “Director Fee Option Program”) is to be in effect.  For each such calendar year the program is in effect, each Non-Employee Director may elect to apply all or any portion of the annual retainer fee otherwise payable in cash, for his or her service on the Board for that year, to the acquisition of a special Option grant under this Director Fee Option Program.  Such election must be filed with the Company’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable.  Each Non-Employee Director who files such a timely election shall automatically be granted an Option under this Director Fee Option Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

(b)          Option Terms  Each Option shall be a Nonstatutory Option governed by the terms and conditions specified below.

(i)           Exercise Price

A.            The Purchase Price shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per Share on the Option grant date.

B.            The Purchase Price shall become immediately due upon exercise of the Option and shall be payable in one or more of the alternative forms authorized pursuant to Section 6.4 of this Plan.  Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the Purchase Price must be made on the date that the Option is exercised.

(ii)          Number of Option Shares.  The number of Shares subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A ÷ (B x 66-2/3%), where

X is the number of Option Shares,

A is the portion of the annual retainer fee subject to the Non-Employee Director’s       election, and

B is the Fair Market Value of a Share on the option grant date.

(iii)         Exercise and Term of Options  The Option shall become exercisable in a series of twelve (12) equal monthly installments upon the Awardee’s completion of each month of Board service over the twelve (12)-month period measured from the grant date.  Each Option shall have a maximum term of ten (10) years measured from the Option grant date.

(iv)         Termination of Board Service  Should the Awardee cease Board service for any reason (other than death or permanent disability) while holding one or more Options under this Director Fee Option Program, then each such Option shall remain exercisable, for any or all of the Shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (x) the expiration of the ten (10)-year Option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service.  However, each Option held by the Awardee under this Director Fee Option Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all Shares for which the Option is not otherwise at that time exercisable.

(v)           Death or Permanent Disability  Should the Awardee’s service as a Board member cease by reason of death or permanent disability, then each Option held by such Awardee under this Director Fee Option Program shall immediately become exercisable for all the Shares at the time subject to that Option, and the Option may be exercised for any or all of those Shares as fully-vested Shares until the earlier of (x) the expiration of the ten (10)-year option term or (y) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

Should the Awardee die after cessation of his or her Board service but while holding one or more Options under this Director Fee Option Program, then each such Option may be exercised, for any or all of the shares for which the Option is exercisable at the time of the Awardee’s cessation of Board service (less any Shares subsequently purchased by the Awardee prior to death), by the personal representative of the Awardee’s estate or by the person or persons to whom the Option is transferred pursuant to the Awardee’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such option.  Such right of exercise shall lapse, and the Option shall terminate, upon the earlier of (xx) the expiration of the ten (10)-year Option term or (yy) the three (3)-year period measured from the date of the Awardee’s cessation of Board service.

11.3        Certain Transactions and Events

(a)          In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

(b)          In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Each such Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

(c)           Each Option which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Option been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to

Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Fundamental Transaction.

(d)          The grant of Options pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(e)           The remaining terms of each Option granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan.  Notwithstanding the foregoing, the provisions of Section 9.4 and Section 10 shall not apply to Options granted pursuant to Section 11.

11.4        Limited Transferability of Options

Each Option granted pursuant to Section 11 may be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s family or to a trust established exclusively for one or more such family members or to an entity in which the Awardee is majority owner or to the Awardee ‘s former spouse, to the extent such assignment is in connection with the Awardee ‘s estate or financial plan or pursuant to a Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under Section 11, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee ‘s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee ‘s death.

12.                               Withholding and Tax Reporting

12.1        Tax Withholding Alternatives

(a)          General  Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company.  The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations.  Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b)          Method of Payment  The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c).  The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding.  If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

12.2        Reporting of Dispositions

Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during:  (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.          Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws.  Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law.  Thus, for example, Awards may not be exercised unless:  (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws.  The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer.  As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.          Amendment or Termination of this Plan or Outstanding Awards

14.1        Amendment and Termination

                       The Board may at any time amend, suspend, or terminate this Plan.

14.2        Stockholder Approval

The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options.  The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

14.3        Effect

No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification.  Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification:  (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its stockholders.  The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence.  Those decisions shall be final, binding and conclusive.  Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.          Reserved Rights

15.1        Nonexclusivity of this Plan

This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

15.2        Unfunded Plan

This Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience.  The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares.  The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan.  Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements.  No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.          Special Arrangements Regarding Award Shares

16.1        Escrow of Stock Certificates

To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated.  The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

16.2        Repurchase Rights

(a)          General  If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination.  The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination.  The repurchase price shall be paid in cash.  The Company may assign this right of repurchase.

(b)          Procedure  The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2.  However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares.  The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.          Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death.  An Awardee may change such a designation at any time by written notice.  If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death.  If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution.  In any case, no Award may be exercised after its Expiration Date.

18.          Miscellaneous

18.1        Governing Law

This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of Delaware.

18.2        Determination of Value

Fair Market Value shall be determined as follows:

(a)          Listed Stock.  If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication.  If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred.  If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date.  If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b)          Stock Quoted by Securities Dealer  If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date.  If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c)           No Established Market  If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.  The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s stockholder’s equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

18.3        Reservation of Shares

During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

18.4               Electronic Communications

Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically.  Signatures may also be electronic if permitted by the Administrator.

18.5        Notices

Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Amendment to
2003 Equity Incentive Plan
of DTS, Inc.

Notwithstanding the provisions of Section 11 of the 2003 Equity Incentive Plan (the “Plan”) of DTS, Inc. (the “Company”), the Plan was amended on May 9, 2005 to provide as follows:

Any automatic option grant to newly elected or appointed non-employee directors under the Plan made during the period from May 19, 2005 to December 31, 2005 shall consist of an option to purchase 30,000 shares of the Company’s common stock, vesting monthly over a three year period starting on the date of the grant.

Any annual automatic option grant to non-employee directors under the Plan made during the period from May 19, 2005 to December 31, 2005 shall consist of an option to purchase 10,000 shares of the Company’s common stock, vesting monthly over a one year period starting on the date of the grant, provided that such individual has served as a non-employee director for at least 6 months.

Any automatic option grant to newly elected or appointed non-employee directors under the Plan made at any time on or after January 1, 2006 shall consist of an option to purchase 15,000 shares of the Company’s common stock, vesting monthly over a three year period starting on the date of the grant.

Any annual automatic option grant to non-employee directors under the Plan made at any time on or after January 1, 2006 shall consist of an option to purchase 5,000 shares of the Company’s common stock, vesting monthly over a one year period starting on the date of the grant, provided that such individual has served as a non-employee director for at least 6 months.

Each non-employee director first elected or appointed to the Board at any time on or after January 1, 2006 shall automatically be granted on the date of such initial election or appointment, 7,500 shares of restricted stock under the Plan, which shall vest over a period of three years in equal installments at the end of each full month from the date of the grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

On the date of each annual stockholders’ meeting held on or after January 1, 2006, each individual who is to continue to serve as a non-employee director shall automatically be granted 2,500 shares of restricted stock under the Plan, provided that such individual has served as a non-employee director for at least 6 months.  Such restricted stock shall vest over a period of one year in equal installments at the end of each full month from the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

None of the above-referenced compensation shall be paid to any member of the Board (or committees thereof) who is an employee of the Company.

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DESIGNATION (IF ANY)
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Using a black ink pen, mark your votes with an x as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:                    For     Withhold                                                                            For       Withhold

01 - Daniel E. Slusser                   ☐     ☐                  02 - Joseph A. Fischer                           ☐      ☐                                 +

	For	Against	Abstain		For	Against	Abstain
2. To ratify and approve PriceWaterhouseCoopers LLP as the independent registered public accountants of the Company for fiscal year 2007.	☐	☐	☐	3. To approve the 2003 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon all matters incidental to the conduct of the meeting and upon such other business as may properly come before the meeting.

B  Non-Voting Items

Change of Address — Please print new address below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN.

Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below                        Signature 1 — Please keep signature within the box.               Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy — DTS, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

Proxy for Annual Meeting of Stockholders, May 17, 2007

The undersigned hereby appoints Melvin L. Flanigan and Blake A. Welcher or any one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Stockholders of DTS, Inc., to be held at the Renaissance Agoura Hills Hotel, Agoura Hills, California 91301, at 10:00 a.m., on Thursday, May 17, 2007 and any postponement or adjournment thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in DTS, Inc. as designated on the reverse side. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of Annual Meeting of Stockholers to be held on May 17, 2007 and the proxy statement.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned. This proxy confers on the proxyholder discretionary authority to vote on any matter as to which a choice is not specified by the undersigned. If the Proxy is signed, but no vote is specified, this proxy will be voted: FOR the nominees listed in item 1 on the reverse side, and FOR Proposals 2 and 3, and in accordance with the proxies’ best judgment upon other matters properly coming before the meeting and any postponement or adjournment thereof.

(Continued and to be signed on the reverse side.)